UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM S-1/A

(AMENDMENT NO. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

BULLFROG GOLD CORP.
(Exact name of registrant as specified in its charter)
Delaware	1000	41-2252162
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
897 Quail Run Drive Grand Junction, CO 81505 (970) 628-1670
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Beling President 897 Quail Run Drive Grand Junction, CO 81505 Telephone: (970) 628-1670
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11 , 2013

PRELIMINARY PROSPECTUS

7,000,000 Shares

BULLFROG GOLD CORP.

Common Stock

_________________

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 7,000,000 shares of our common stock, par value $0.0001 per share, which includes 7,000,000 shares of common stock issuable upon the exercise of outstanding warrants.

There are no underwriting arrangements to sell the shares of common stock that are being registered hereunder. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “BFGC.OB”. On September 5 , 2013, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.30 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  September                         , 2013

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Until                                     , 2013 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our principal executive offices are located at 897 Quail Run Drive Grand Junction, CO 81505 and our telephone number is (970) 628-1670. Our website is www.bullfroggold.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

As used in this prospectus, unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Bullfrog Gold Corp. and, unless otherwise specified, its direct and indirect subsidiaries.

The Offering

Common stock offered by the selling stockholders:

A total offering of 7,000,000 shares of common stock issuable upon the exercise of 7,000,000 warrants issued to RMB Australia Holdings Limited (“RMB”) as part of the December 10, 2012 debt facility (the “Facility”). The registration of the shares will satisfy the Company’s obligations to RMB as part of a facility agreement dated December 10, 2012 between the Company and RMB (the “Facility Agreement”).

Common stock outstanding before and after this offering:	44,263,545(1) and 51,263,545 (2)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Bulletin Board symbol:	BFGC.OB

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.
___________________ (1) The number of outstanding shares before the offering is based upon 44,263,545 shares outstanding as of September 5, 2013 and excludes:
●	4,060,000 shares of common stock issuable upon the exercise of outstanding options;
●	21,352,285 shares of common stock issuable upon the exercise of outstanding warrants (which includes the 7,000,000 warrants issued to RMB);
●	687,500 shares of common stock issuable upon the exercise of outstanding shares of Series A Preferred Stock; and
●	400,000 shares of common stock issuable upon the exercise of outstanding shares of Series B Preferred Stock.
(2) The number of shares after the offering is based on 44,263,545 shares outstanding as of September 5, 2013, assuming all the warrants for which the underlying shares of common stock being offered (7,000,000) have been exercised.

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GLOSSARY OF SELECTED MINING TERMS

Breccia	Broken sedimentary and volcanic rock fragments cemented by a fine-grained matrix.

Clastic Rock	Fragments, or clasts, of pre-existing minerals.

Cutoff Grade:	The minimum mineral content included in mineral and ore reserve estimates and that may be economically mined and or processed.

Detachment Fault:	A regionally extensive, gently dipping normal fault that is commonly associated with extension in large blocks of the earth’s crust.

Exploration Stage:	The US Securities and Exchange Commission’s descriptive category applicable to public mining companies engaged in the search for mineral deposits and ore reserves and which are neither in the development or production stage.

Metamorphic Rock:	Rock that has transformed to another rock form after intense heat and pressure.

Miocene	A geologic era that extended form 5 million to 23 million years ago.

Net Smelter Royalty:	A percentage payable to an owner or lessee from the production or net proceeds received by the operator from a smelter or refinery, less transportation, insurance, smelting and refining costs and penalties as set out in a royalty agreement. For gold and silver royalties, the deductions are relatively low while for base metals the deductions can be substantial.

Paleozoic:	A geologic era extending from 230 million to 600 million years ago.

Photogrammetry:	The science of making measurements from photographs. The output is typically a map or a drawing.

Protozeroic:	A geologic era extending from 540 million years to 2,500 million years ago.

Reserves:	That part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve estimate

Reverse Circulation (RC):	A drilling method whereby drill cuttings are returned to the surface through the annulus between inner and outer drill rods, thereby minimizing contamination from wall rock.

Rhyolite	An igneous, volcanic extrusive rock containing more than 69% silica.

Schist	A group metamorphic rocks that contain more than 50% platy and elongated minerals such as mica.

Siliciclastic Rock:	Non-carbonate sedimentary rocks that are almost exclusively silicas-bearing, either as quartz or silicate minerals.

Tertiary	A geologic era from 2.6 million to 65 million years ago.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

We are a new company with a short operating history and have only lost money.

Standard Gold Corp., our exploration and operating subsidiary, was formed in January 2010. Our operating history consists of starting our preliminary exploration activities. We have no income-producing activities from mining or exploration. We have already lost money because of the expenses we have incurred in acquiring the rights to explore our properties and starting our preliminary exploration activities. Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that we will not find any commercially exploitable gold or other deposits on our properties. Because we are an exploration company, we may never achieve any meaningful revenue.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Exploring for gold is an inherently speculative business.

Natural resource exploration, and exploring for gold in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other resources which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

We will need to obtain additional financing to fund our Bullfrog and Klondike exploration programs.

We do not have sufficient capital to fund our exploration programs for the Bullfrog Project and Klondike Project as it is currently planned or to fund the acquisition and exploration of new properties. We will require additional funding to continue our planned exploration programs and cover the costs of being a public company. We do not have any sources of funding for the Bullfrog Project and the Klondike Project. We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting

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in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

As discussed in later detail (Liquidity and Capital Resources), the Company has obtained financing for the Newsboy Project and certain corporate expenses in the form of a debt facility of $4,200,000 available until March 31, 2014 with the full amount of the loan to be repaid on or before December 10, 2014.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

The continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial position. The high costs of fuel and other consumables may negatively impact costs of our operations. In addition, the financial crisis may limit our ability to raise capital through credit and equity markets. As discussed further below, the prices of the metals that we may produce are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis.

We do not know if our properties contain any gold or other minerals that can be mined at a profit.

The properties on which we have the right to explore for gold are not known to have any deposits of gold which can be mined at a profit (as to which there can be no assurance). Whether a gold deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of gold, which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

We are a junior gold exploration company with no mining operations and we may never have any mining operations in the future.

Our business is exploring for gold and other minerals. In the event that we discover commercially exploitable gold or other deposits, we will not be able to make any money from them unless the gold or other minerals are actually mined or we sell all or a part of our interest. Accordingly, we will need to find some other entity to mine our properties on our behalf, mine them ourselves or sell our rights to mine to third parties. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. In the event we assume any operational responsibility for mining our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

Our business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause you to lose your investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities).

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However, if we mine one or more of our properties and retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.

We may be denied the government licenses and permits which we need to explore on our properties. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine our properties.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

The values of our properties are subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

Our properties in Arizona and Nevada are comprised of two patented parcels, three State exploration permits, twelve unpatented placer claims, and four hundred and one unpatented lode claims. These unpatented claims were created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Although the annual payments and filings for these claims, permits and patents have been maintained, we have conducted limited title search on our

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Newsboy and Bullfrog project properties. The uncertainty resulting from not having comprehensive title searches on the properties leaves us exposed to potential title suits. Defending any challenges to our property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our properties. We are not insured against challenges, impairments or defects to our property titles, nor do we intend to carry extensive title insurance in the future. Potential conflicts to our mineral claims are discussed in detail elsewhere herein.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

The U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which we are subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which would have applied to substantial portions of our properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which we may find on our properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on our business model.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, has demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climates, which could prevent or impair us from exploring our properties year round.

The local climates in Arizona and Nevada may impair or prevent us from conducting exploration activities on our properties year round. Because of their rural locations and current limited infrastructure on site, our properties are generally impassible for several days per year as a result of infrequent but significant rain or snow events. The main access coming from the east to the Newsboy project in Arizona requires crossing a normally dry river bed. However, this access route may be impaired for approximately six days per year, mainly during the monsoon rain season from July through early September. Notwithstanding, the property may be accessed through another, longer route coming from the west.  The elevation of the Newsboy project is less than 2,000 feet above mean sea level (amsl). The Bullfrog property has occasional snow that can impair exploration activities for a few days per year but would not likely interfere with possible production operations. The elevation of the Bullfrog project ranges from 3,600 to 4,300 feet amsl. The Klondike property ranges in elevation from 6,400 to 7000 feet amsl. Limited snowfall from November through February may impair exploration activities for a few days per year, but is not expected to significantly impact possible production operations.  Earthquakes, heavy rains, snowstorms,

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and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

We do not carry any property or casualty insurance, however we intend to carry such insurance in the future.

Our business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to our properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. You could lose all or part of your investment if any such catastrophic event occurs. We do not carry any property or casualty insurance at this time, however we intend to carry this type of insurance in the future (we carry all insurances that we are required to by law, such as motor vehicle and workers compensation plus other coverage that may be in the best interest of the Company). Even if we do obtain insurance, it may not cover all of the risks associated with our operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to us or to other companies in our business on acceptable terms. Should any events against which we are not insured actually occur, we may become subject to substantial losses, costs and liabilities which will adversely affect our financial condition.

Risks Relating to our Organization and our Common Stock

Exercise of options and warrants and/or conversion of preferred stock will dilute your percentage of ownership.

We have authorized for issuance options to purchase 4,060,000 shares of our common stock and may issue options to purchase up to an aggregate of 4,500,000 shares of common stock under our 2011 Equity Incentive Plan. We also have warrants to purchase 21,152,285 shares of our common stock outstanding (which includes the 7,000,000 warrants that we issued to RMB) and 687,500 shares of Series A Preferred Stock and 400,000 shares of Series B Preferred Stock outstanding both of which are convertible into shares of common stock on a one for one basis . In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

As our business needs expand, we may need to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the potential growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
•	install enhanced management information systems; and
•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Mr. Beling, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and director, and Mr.

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Lindsay, the Chairman of our Board of Directors. We may not be successful in attracting, assimilating and retaining our employees in the future.

As a result of the reverse merger on September 30, 2011, Standard Gold became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the reverse merger consummated on September 30, 2011, Standard Gold became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (including reporting of the reverse merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Standard Gold had remained privately held and did not consummate the merger.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, these new rules and regulations have increased our compliance costs in 2012 and we expect such increased costs to continue beyond 2012 and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  Investors should not rely on an investment in our Company if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

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There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Since August 11, 2011, our common stock has been quoted for trading on the OTC Bulletin Board under the symbol BFGC.OB, and, as soon as is practicable, we intend to apply for listing of our common stock on either the NYSE Amex, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is subject to the “Penny Stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our common stock is considered a “Penny Stock”.  The Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock. In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

9

Our common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants or upon the conversion of our Series A or Series B Preferred Stock, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

We use paid-for media coverage as part of our investor relations activities.

The Company has entered into third party agreements for activities that we refer to as investor awareness activities.  These activities are intended to familiarize targeted audiences with our business.  These activities may result in attracting interest in our business from writers, bloggers, analysts, newsletters and others.  We are not responsible and we may not be aware of the content or timing of materials produced by such persons.    We may seek to suspend these activities from time to time when we are engaged in capital raising transactions.  Because third parties may continue to disseminate information about us we may be unable to persuade third parties to discontinue these activities.

Our investor relations activities may include paid-for media coverage, personal video and telephone conferences and non-deal road shows in which our executives meet with prospective investors to discuss the Company’s business plans and methods and our management delivers a presentation about our business that is publicly available on our website.  In addition, to our investor relations activities, we also, in the ordinary course of our business, will attend trade shows and speak at industry conferences and may meet with investors and prospective investors. We do not consider these activities to be part of our investor relations activities or solicitations for the sale or offer of any of our securities.

The Company will sometimes provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced for us by third parties. The Company seeks to direct the third parties to publicly-available information concerning the Company. The Company does not intend to review or approve the content of such reports or materials produced based upon their own industry, market or company research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, including the amount and nature of such compensation, but whether such disclosure is made or complete or in compliance with SEC laws, rules or regulations, is not under our control nor is the content of such news stories. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.   Investor relations activities may also be suspended or discontinued which may impact the trading market of our common stock.  Since we do not control the content and opinions expressed by third parties in connection with our paid-for media coverage, some of the information written or expressed by such third parties about our Company may contain inaccurate information about our Company.

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Involvement in media interviews could result in violations of the Securities Act of 1933, and in such case we could become obligated to repurchase securities sold in prior offerings and we could become subject to penalties, enforcement actions or fines with respect to any violations of securities laws. You should rely only this prospectus in determining whether to invest in our common stock.

Management interviews which may result as part of our paid-for media coverage, links to certain of those articles and interviews in our website and otherwise, may be seen by investors or potential investors in our securities. To the extent these are deemed an offer, we could incur liability or become involved in litigation.  Although we have not authorized statements, we may give the impression that we endorsed the statements made by third parties in those articles. We do not endorse any of those third party statements and expressly disavow any obligation to ensure the accuracy of statements made by third parties in such articles. Those and statements made by third parties did not disclose many of the related risks and uncertainties described in this prospectus. The articles should not be considered in isolation, and you should make your investment decision in investing in our common stock only after reading this entire prospectus carefully and without regard to such statements.

There may exist circumstances in which our IR Activities may constitute offers as defined in Section 2(a)(3) of the Securities Act of 1933.  While we do not agree with this position, if the staff of the SEC or investors claimed this as being correct then we may be in violation of Section 5 of the Securities Act and, consequently, certain may have rescission rights as to securities acquired and we could be required to repurchase shares sold to the investors in the most recent private placements at the original purchase price, possibly for a period of one year or longer following the date of violation. Additionally, we could be subject to other penalties, enforcement actions or fines with respect to any violations of securities laws. We would expect to contest vigorously any claim that any such violation occurred.  We are not aware and do not believe we are in violation of such Section 5.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been publicly traded since October 17, 2011 on the OTC Bulletin Board.  Our common stock is quoted under the symbol “BFGC.OB.” Prior to that, our common stock was quoted under the symbol “KOPR.OB” and had no trading activity.  The following table sets forth for the periods indicated the range of high and low bid quotations per share as reported by the OTC Bulletin Board. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Year 2011	High	Low
Period from October 17, 2011 to December 31, 2011	$0.95	$0.60

Year 2012	High	Low
First Quarter	$0.86	$0.50
Second Quarter	$0.75	$0.40
Third Quarter	$0.85	$0.16
Fourth Quarter	$0.50	$0.16

Year 2013	High	Low
First Quarter	$0.51	$0.27
Second Quarter	$0.30	$0.14
July 1, 2013 to September 5 , 2013	$0.30	$0.18

Holders

On September 5, 2013:

•	The closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.30 per share.
•	We had approximately 465 holders of record of common stock.
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•	44,263,545 shares of our common stock were issued and outstanding and 1,087,500 shares of preferred stock were issued and outstanding.
•	We had outstanding warrants to purchase 21,352,285 shares of common stock (which includes the 7,000,000 warrants that were issued to RMB) and outstanding options to purchase 4,060,000 shares of common stock.

Dividend Policy

We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

Securities Authorized for Issuance under Equity Compensation Plans

On September 30, 2011, our board adopted the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan reserves 4,500,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company. On September 30, 2011, we authorized for issuance under the 2011 Equity Incentive Plan options to purchase an aggregate of 4,060,000 shares of our common stock at an exercise price of $0.40 per share, of which options to purchase 1,250,000 shares were issued to Mr. Beling, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, options to purchase 1,200,000 shares were issued to Mr. Lindsay, the Chairman of our board of directors, and options to purchase 1,610,000 shares were issued to certain consultants and employees of the Company.

Equity Compensation Plan Information:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,060,000	$0.40	440,000
Equity compensation plans not approved by security holders	0	0	0
Total	4,060,000	$0.40	440,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

During the first half of 2012 the Company focused on drilling and testing the Newsboy Project.  We also acquired the option to purchase the Klondike Project in Nevada.  The Newsboy Project completed two phases of drilling and testing in 2012 and we completed phase 3 drilling and testing at the Newsboy Project in March 2013.  The continued operations of the Company are based on our ability to raise additional financing in order to fund our programs.

Results of Operations

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

	Year	Year
	Ended	Ended
	12/31/12	12/31/11

Revenue	$-	$-
Operating Expenses
General and Administrative	1,598,502	608,750
Exploration Costs	967,323	127,336
Marketing	1,271,551	374,853
Total Operating Expenses	3,828,376	1,110,939
Net Operating Loss	(3,828,376)	(1,110,939)
Gain on Forgiveness of Debt	0	28,499
Interest Expense	(39,771)	(18,941)
Revaluation of Warrant Liability	2,498,597	(1,126,696)
Net Loss	$(1,369,550)	$(2,228,077)

We are still in the exploration stage and have no revenues to date.

During the year ended December 31, 2012 we had a net loss of $1,369,550 compared to a net loss of $2,228,077 for the year ended December 31, 2011. The decrease of $858,527 is due primarily to:

1.	General and Administrative variances due to the following:

a.	The mining claim filing fees increased from approximately $36,000 in 2011 to approximately $111,000 in 2012. This increase in mining claim filing fees is due to the addition of the Klondike Project in June 2012, which increased the mining claim filing fees in 2012 by approximately $71,000.

b.	Professional fees (legal, accounting and other) of approximately $385,000 in 2012 increased by approximately $143,000 compared to 2011. This increase in professional fees was mainly due to the filing of the registration statement on the Form S-1 in September and the subsequent amendments to the registration statement that were filed in November and December. Additionally, the 2012 Private Placement in November and December and the RMB debt facility in that closed in December required legal services along with the filing of current reports on Form 8K.

c.	The employment of two individuals for the full 12 months in 2012 versus approximately five months in 2011. This increased that payroll expenses by $244,000 in 2012. There was also a non-cash year-end stock bonus that was awarded in December 2012 of $185,000.

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d.	Stock-based compensation of approximately $348,000 in 2012 versus $156,000 in 2011 is a result of issuances pursuant to the 2011 Equity Incentive Plan. See Note 2 in the Notes to the Consolidated Financial Statements for additional discussion and valuation of common stock options

2.	Exploration costs increased from approximately $127,000 in 2011 to approximately $967,000 in 2012. This increase of approximately of $840,000 is due to the phase 1 drilling program at the Newsboy Project was started at the end of the year in 2011 with the majority of the cost being incurred in 2012. Additionally, there was a phase 2 drilling program that was started and completed in 2012. These 2 drilling programs also increased the cost of professional consulting services from approximately $61,000 in 2011 to approximately $198,000 in 2012.

3.	Marketing expenses in 2012 of approximately $1,272,000 versus $375,000 resulted in an increase of approximately $897,000 due to the following:

a.	The Company engaged marketing and public relations companies to introduce Bullfrog to the mining industry as a new gold mining company that has projects in Arizona and Nevada. The expense in 2012 to these marketing companies was approximately $681,000 versus $71,000 in 2011.

b.	Also included is stock-based compensation for marketing consultants of approximately $529,000 in 2012 versus approximately $237,000 in 2011. See Note 2 in the Notes to the Consolidated Financial Statements for additional discussion and valuation of common stock options.

4.	The forgiveness of all accrued interest by the note holders in 2011 in conjunction with the reverse merger which was recognized as a gain on forgiveness of debt of $28,499.

5.	The Revaluation of Warrant Liability of a gain of approximately $2,500,000 in 2012 versus a loss of approximately $1,127,000 in 2011 resulting from warrants issued as part of the 2011 Private Placement and 2012 Private Placement. See Note 3 in the Notes to the Consolidated Financial Statements for additional discussion and valuation of the warrant liability.

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

	Six months ended
	6/30/13	6/30/12
Revenue	$-	$-

Operating Expenses
General and Administrative	651,937	540,112
Exploration Costs	463,235	860,512
Marketing	1,181,410	837,905

Total Operating Expenses	2,296,582	2,238,529

Net Operating Loss	(2,296,582)	(2,238,529)

Loss on Extinguishment of Debt	(6,845)	-
Interest Expense	(364,819)	-
Revaluation of Warrant Liability	1,216,051	1,213,857

Net Loss	$(1,452,195)	$(1,024,672)

We are still in the exploration stage and have no revenues to date.

During the six months ended June 30, 2013 we had a net loss of $1,452,195 compared to a net loss of $1,024,672 for the six months ended June 30, 2012. The increase of $427,523 is due primarily to:

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1.	The increase in general and administrative expenses to approximately $652,000 for the six month period ended June 30, 2013 versus $540,000 for the same period in 2012 is due to the increase in professional fees of approximately $100,000. This increase is due to the five amendments to a registration statement on Form S-1 that were filed with the SEC in 2013 pursuant to our obligations under certain registration rights agreements entered into in connection with certain private placements with investors, the related correspondence and the subsequent registration withdrawal on May 29, 2013.
2.	Exploration costs for the six months ended June 30, 2013 were approximately $463,000 versus $861,000 for the same period in 2012, a decrease of approximately $398,000 due to the following:
	a.	Each phase of drilling costs at the Newsboy project ranges from $325,000 to $350,000 for drilling and assaying. The Company had costs of approximately $43,000 for the six months ended June 30, 2013 due to phase 3 drilling that was largely completed by March 31, 2013. However, the costs incurred after March 31, 2013 was due to project consultants compiling the data received from phase 3. The costs of approximately $430,000 in the three months ended June 30, 2012 were due to costs related to the conclusion of phase 1 drilling and the start and completion of phase 2.
	b.	In June 2012 the Company purchased a substantial historic data base from Moneta Porcupine Mines, who owned the property from 1993 through 1995. The Company paid approximately $100,000 for this data base.

3.	Marketing expenses for the six months ended June 30, 2013 were approximately $1,181,000 versus $838,000 for the same period in 2012. On December 17, 2012, the Company entered into the Consulting Agreement with Antibes to provide management consulting, business advisory, shareholder information and public relations services to the Company. In connection with the Consulting Agreement, the Company paid Antibes $500,000 from the proceeds of a private placement that was completed on December 17, 2012. On January 31, 2013, the Company amended the Consulting Agreement with Antibes to reduce the aggregate cash compensation payable thereunder from $1 million to $900,000 and paid the remaining $400,000 from the proceeds of the February 2013 Private Placement. The Consulting Agreement is being amortized through July 2013. This resulted in approximately $752,000 in investor relations expense versus $485,000 for the same period in 2012.
4.	The increase in interest expense of approximately $365,000 is due to on December 10, 2012, the Company entered into the Facility with RMB, as the lender, in the amount of $4.2 million. In conjunction with the Facility with RMB, the Company paid financing fees of approximately $1,300,000 in cash and warrants in 2012. These fees were capitalized as deferred financing fees and will be amortized over the life of the Facility using the effective interest method. Amortization of deferred financing fees included in interest expense for the six months ended June 30, 2013 was approximately $327,000. See Note 4 in the Notes to the Consolidated Financial Statements for additional discussion and valuation of the RMB warrants and related note payable.

Seasonality

The local climates in Arizona and Nevada may impair or prevent us from conducting exploration activities on our properties year round. Because of their rural locations and current limited infrastructure on site, our properties are generally impassible for several days per year as a result of infrequent but significant rain or snow events. The main access coming from the east to the Newsboy project in Arizona requires crossing a normally dry river bed. However, this access route may be impaired for approximately six days per year, mainly during the monsoon rain season from July through early September. Notwithstanding, the property may be accessed through another, longer route coming from the west.  The elevation of the Newsboy project is less than 2,000 feet above mean sea level (amsl). The Bullfrog property has occasional snow that can impair exploration activities for a few days per year but would not likely interfere with possible production operations. The elevation of the Bullfrog project ranges from 3,600 to 4,300 feet amsl. The Klondike property ranges in elevation from 6,400 to 7000 feet amsl. Limited snowfall from November through February may impair exploration activities for a few days per year, but is not expected to significantly impact possible production operations.  Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our properties, or may otherwise prevent us from conducting exploration activities on our properties.

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Liquidity and Capital Resources

As a result of the 2011 Private Placement (the “2011 Private Placement”) of $3,650,900 (which includes the conversion of debt owed by the Company in the aggregate amount of $940,900 which was converted on a dollar for dollar basis into the 2011 Private Placement), we received net cash proceeds of $2,710,000. Losses from operations have been incurred since inception and there is an accumulated deficit of approximately $5,090,000 as of June 30, 2013. Continuation as a going concern is dependent upon raising additional funds and attaining profitable operations.  As part of the 2012 Private Placement (the “2012 Private Placement”) the following was received (i) on November 19, 2012, we sold an aggregate of 4,300,000 units with gross proceeds to the Company of $1,075,000 to six accredited investors pursuant to a subscription agreement and (ii) on December 17, 2012, we sold an aggregate of 2,000,000 units with gross proceeds to the Company of $500,000 to three accredited investors pursuant to a subscription agreement.

In addition, on December 10, 2012, the Company entered into the Facility with RMB, as the lender, in the amount of $4.2 million.  The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes.  Standard Gold and the Company’s wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold’s obligations under the Facility.   Standard Gold paid an arrangement fee of 7% of the Facility upon receiving the first draw down advanced under the Facility.  A total of $294,000 was paid of which $50,000 was paid May 2012 and the balance upon receipt of the first draw down on December 11, 2012, which with the first drawdown advance of approximately $745,000 constituted approximately all of the available credit under the Facility at the time of the draw down.  The Company will be required to complete additional work as described herein in order to receive additional advances under the Facility. The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date.  Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000.  The Facility bears interest at the rate of LIBOR plus 7% with interest payable quarterly in cash.  In connection with the Facility, the Company issued 7,000,000 warrants to purchase shares of the Company’s common stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility. The Company met all of the conditions precedent to complete the closing for the Facility and is receiving funds from RMB as requested by the Company based on the agreed work program. The Company must deliver to RMB (i) financial reports no later than 90 days after the end of each financial year and 45 days after each quarter end, (ii) monthly reports no later than 21 days at the end of each month detailing the status of development of Newsboy, including actual to budget reconciliations, (iii) any proposed changes to the Corporate and Newsboy budget, and (iv) a Proceeds Account (as defined in the Facility Agreement) report no later than 21 days after the end of each quarter summarizing deposits and withdrawals, the Company has provided the required reports to RMB as of the date of this filing.

The Company is allowed to submit a draw down request once a month  in accordance with the amounts set out in the agreed upon Corporate budget and Newsboy work program unless otherwise agreed upon between the Company and RMB.  The draw down request cannot be for an amount greater than the agreed upon Corporate and Newsboy budgets, see Table 1 and Table 2 below.  Once the draw down request is submitted, RMB has up to five business days to fund the request.  As stated in the Facility, once the draw down request is presented to RMB they are obligated to provide the requested funds without discretion assuming no default has occurred and the draw down request complies with the requirements of the Facility.  As of the date of this filing all draw down requests that have been presented by the Company to RMB have been properly funded.  However, it the Company is in default or a material adverse effect has occurred which will prevent the Company from developing or operating the projects in accordance with the Corporate and Newsboy budgets then RMB has the option of not fulfilling the funding request.  The Company is considered to be in default of the Facility if all or any material part of the Newsboy Project is abandoned.  If there is an Event of Default (as defined in Section 11.1 of the Facility Agreement) RMB may also cancel the commitment.  In addition, a material adverse effect is defined as a material adverse effect on: (i) any transaction party’s inability to perform any of its obligations under any transaction document; (ii) the rights of the finance parties under, or enforceability of, a transaction document, (iii) the value of the Secured property, or (iv) the assets, business or operations of any transaction party (including a project and the project assets relating to that project).  Accordingly, RMB is able to exercise discretion in connection with any draw down requests under certain circumstances.  The foregoing is not a complete summary of the terms of the Facility, and is qualified in its entirety by reference to the complete text of the Facility Agreement, the Security Agreements, the Pledge Agreement and the Form of Warrant attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to the Current Report on Form 8-K that we filed with the SEC on December 12, 2012.

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 Table 1 is the agreed work program for the Newsboy Project for December 2012 through May 2014, with a comparison to actual expenses:

TABLE 1
NEWSBOY AGREED WORK PROGRAM
Dollars in thousands
	2012	2013												2014
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	TOTAL
BUDGET
Drill Holes	8	14			14	10							13	10					69

Office & Warehouse Rent	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	18
Office Supplies	-	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	-	-	15
Professional Consulting	13	13	8	8	18	18	23	23	24	24	23	24	24	23	24	24	9	9	332
Technician Consulting	4	4	-	-	4	4	-	-	-	-	-	-	4	4	-	-	-	-	24
Consulting Expense	1	1	1	1	2	2	2	2	2	2	2	2	2	2	2	2	1	1	30
Land Fees	27	-	-	-	-	-	7	21	-	-	-	-	7	-	-	-	-	-	62
Insurance	-	-	-	-	-	1	1	1	1	1	1	1	1	1	1	1	-	-	11
Project Public Relations	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	-	-	16
Drilling & Coring	105	189	-	-	189	147	-	-	-	-	-	-	189	147	-	-	-	-	966
Assaying	-	24	43	-	-	43	34	-	-	-	-	-	-	43	34	-	-	-	221
Support Equipment Services	10	10	8	8	-	8	8	-	-	-	-	-	-	8	8	-	-	-	68
Geochem, Geophysics etc	-	5	10	10	10	-	-	-	-	-	-	-	-	-	-	-	-	-	35
Surveying	-	-	-	5	-	-	-	5	-	-	-	-	-	-	-	5	-	-	15
Field Supplies	2	2	-	-	-	2	2	-	-	-	-	-	-	-	-	-	-	-	8
Metallurgical Testing	-	-	-	-	-	-	-	-	10	10	-	-	-	-	-	-	-	-	20
Process Consulting Services	-	-	-	-	-	-	-	-	5	5	5	5	5	5	5	5	-	-	40
Process Consulting Expense	-	-	-	-	-	-	-	-	2	2	2	2	2	2	2	2	-	-	16
Environmental Permitting	-	-	-	-	5	5	5	5	5	5	5	5	5	5	5	5	-	-	60
Environmental Services	-	-	-	-	5	5	10	15	15	15	15	15	15	15	15	15	-	-	155
Environmental Expense	-	-	-	-	1	1	3	4	4	4	4	4	4	4	4	4	-	-	41
Engineering & Resource Est.	-	-	-	20	30	30	30	40	40	40	40	30	30	30	30	30	-	-	420
Data Compilation	5	5	5	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	15
Land payments	200	-	-	-	-	-	200	-	-	-	-	-	250	-	-	-	-	-	650
Capital expenses	-	10	10	10	6	6	6	6	6	6	6	6	6	16	16	16	-	-	132
TOTAL	369	266	88	65	273	275	334	125	117	117	106	97	547	308	149	112	11	11	3,370

ACTUAL
Drill Holes	-	-	21	5	-	-	-												26

Office & Warehouse Rent	1	1	1	1	2	1	1												7
Office Supplies	-	-	-	-	-	-	-												-
Professional Consulting	11	16	18	31	12	14	2												104
Technician Consulting	1	2	3	1	1	0	1												9
Consulting Expense	3	4	2	2	2	1	-												14
Land Fees	20	-	2	32	-	2	-												56
Land Expansion	-	8	-	18	-	-	-												26
Insurance	-	-	2	-	-	-	-												2
Project Public Relations	-	-	-	-	-	-	-												-
Drilling & Coring	-	-	203	39	1	-	-												243
Assaying	-	-	31	40	-	2	4												77
Support Equipment Services	1	11	14	2	-	-	-												28
Geochem, Geophysics etc	-	-	-	-	-	-	-												-
Surveying	-	-	-	-	-	2	1												3
Field Supplies	-	-	-	-	-	-	-												-
Metallurgical Testing	-	-	-	-	-	-	-												-
Process Consulting Services	-	-	-	-	-	-	-												-
Process Consulting Expense	-	-	-	-	-	-	-												-
Environmental Permitting	-	-	-	-	-	-	-												-
Environmental Services	-	-	-	-	-	-	-												-
Environmental Expense	-	-	-	-	-	-	-												-
Engineering & Resource Est.	-	-	-	-	-	-	-												-
Data Compilation	-	-	-	-	-	-	-												-
Land payments	200	-	-	-	-	-	200												400
Capital expenses	-	-	-	-	-	-	-												-
TOTAL	237	42	276	166	18	22	209	-	-	-	-	-	-	-	-	-	-	-	970

DIFFERENCE	132	224	(188)	(101)	255	253	125												700

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Table 2 is the agreed corporate budget for December 2012 through May 2014, with a comparison to actual expenses:

TABLE 2
CORPORATE BUDGET
Dollars in thousands
	2012	2013												2014
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	TOTAL
BUDGET
Payroll	29	29	29	29	32	32	32	32	32	32	38	38	38	38	38	38	38	38	612
Insurance	3	3	3	3	3	3	3	3	3	3	4	4	4	4	4	4	4	4	62
Office costs	1	1	1	1	3	3	3	3	3	3	3	3	3	3	3	3	3	3	46
Travel	4	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	55
Professional fees	153	13	8	8	8	8	28	8	13	8	13	8	8	13	8	8	13	13	339
Exchange listing	-	-	-	-	-	-	-	15	15	15	15	-	-	-	-	-	-	-	60
Interest expense	-	2	-	-	14	-	-	29	-	-	43	-	-	57	-	71	-	-	216
Financing fees	244	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	244
Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL	434	51	44	44	63	49	69	93	69	64	119	56	56	118	56	127	61	61	1,634

ACTUAL
Payroll	30	29	28	28	28	28	28												199
Insurance	2	3	3	3	3	4	4												22
Office costs	3	2	3	2	2	2	2												16
Travel	1	2	-	2	-	1	1												7
Professional fees	227	9	18	72	46	14	19												405
Exchange listing	-	-	-	-	-	-	-												-
Interest expense	2	-	-	12	-	-	26												40
Financing fees	244	-	-	-	-	-	-												244
Other	-	-	-	-	-	-	-												-
TOTAL	509	45	52	119	79	49	80												933

DIFFERENCE	(75)	6	(8)	(75)	(16)	-	(11)												(179)

The Company completed two phases of drilling in 2012, with a total of 48 drill holes and approximately 14,500 feet, and we completed drilling phase 3 in early March 2013 with a total of 26 drill holes and approximately 8,400 feet.  We have contracted with Layne Christensen Company (“Layne”) to complete the drilling program. The Company will also use Skyline Laboratories (“Skyline”) to analyze the drill results.  The Company used Layne and Skyline for phases 1 and 2 in 2012 and phase 3 in 2013. Phase 4 drilling of approximately 24 holes is scheduled to be completed by the end of 2013 and Phase 5 with an additional 24 holes may begin by late 2013 or early 2014. The Company has contracted an independent certified professional geologist, Clive Bailey, who has been contracted with the Company since September 2011. Since we used Layne, Skyline and Mr. Bailey in the past we were able to produce an accurate budget for 2013 to help eliminate cost uncertainty. As of June 30, 2013 we have operating cash of approximately $728,000 and have received funds from RMB of approximately $1,724,000 comprised of:

1.	A first draw down on December 11, 2012 for approximately $428,000 which was used to pay legal fees related to the closing of the RMB Facility of approximately $87,000 and the remaining arrangement fee of $244,000 due to RMB (the arrangement fee was 7% of the Facility for a total of $294,000, however, the Company paid RMB $50,000 in May 2012 to be applied to the total arrangement fee leaving a balance due at closing of $244,000), therefore the Company received net cash from the first draw down of approximately $97,000.
2.	A second draw down on January 30, 2013 for approximately $317,000.
3.	A third draw down on March 6, 2013 for approximately $242,000.
4.	A fourth draw down on April 2, 2013 for approximately $337,000.
5.	A fifth draw down on June 11, 2013 for approximately $400,000.

This leaves a balance to be received of approximately $2,476,000.

Milestones scheduled for completion for the remainder of 2013 include compilation of all relevant paper data into an electronic format, estimation of resources by an independent engineering firm using historic data and that collected by the Company in 2012 and 2013, perfection of land issues and completion of an internal economic study of the Newsboy Project.

The Company intends to utilize the full Facility amount from RMB and will therefore need to raise additional funds to pay off the facility amount when due, December 10, 2014. Since September 30, 2011, the Company has received gross equity proceeds of approximately $5,250,000 and plans to continue to raise funds through private placements. Additionally, we still need financing to begin exploration efforts at the Bullfrog and Klondike projects.

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On December 17, 2012, the Company entered into the Consulting Agreement with Antibes to provide management consulting, business advisory, shareholder information and public relations services to the Company. In connection with the Consulting Agreement, the Company paid Antibes $500,000 from the proceeds of a private placement that was completed on December 17, 2012. On January 31, 2013, the Company amended the Consulting Agreement with Antibes to reduce the aggregate cash compensation payable thereunder from $1 million to $900,000 and paid the remaining $400,000 from the proceeds of the February 2013 Private Placement (the “February 2013 Private Placement”)

On February 4, 2013, the Company completed the February 2013 Private Placement where we sold an aggregate of 1,800,060 units with gross proceeds to the Company of $450,015 to five accredited investors pursuant to a subscription agreement. The proceeds from this offering will be used primarily for a future investor relations campaign. See Note 2 in the Notes to Consolidated Financial Statements for additional details concerning the February 2013 Private Placement.

On June 21, 2013, the Company completed a private placement (the “June 2013 Private Placement”) where we sold an aggregate of 100,000 units with gross proceeds to the Company of $25,000 to an accredited investor pursuant to a subscription agreement. The proceeds from this offering will be used primarily for general corporate purposes. See Note 2 in the Notes to Consolidated Financial Statements for additional details concerning the June 2013 Private Placement.

On August 15, 2013, the Company completed a private placement (the “August 2013 Private Placement”) where we sold an aggregate of 200,000 units with gross proceeds to the Company of $50,000 to an accredited investor pursuant to a subscription agreement. The proceeds from this offering will be used primarily for general corporate purposes.

We have estimated minimum monthly general corporate expenses of $50,000 to $70,000.  Along with that we expect to spend approximately $2,200,000 on the Newsboy project, which would include approximately $900,000 on drilling, $370,000 on engineering and testing, $350,000 on geologic consulting, $180,000 on environmental permitting and $165,000 on assaying   We believe the financing discussed above will allow us to enhance the Newsboy project as well as position us to obtain additional financing as needed. However we still need financing to begin exploration efforts at the Bullfrog and Klondike projects.

In addition to the continued exploration and commitments scheduled for the Newsboy and Bullfrog Projects, the Company must spend no less than $850,000 for the benefit of the Klondike Project to keep that option in good standing per the following schedule:

1.	$100,000 prior to June 11, 2013
2.	An additional $150,000 prior to June 11, 2014
3.	An additional $200,000 prior to June 11, 2015
4.	An additional $200,000 prior to June 11, 2016
5.	An additional $200,000 prior to June 11, 2017

As of June 11, 2013 the Company spent approximately $86,000 on the Klondike Project, therefore in accordance with the option agreement the Company paid Mr. Larson half of the work commitment shortage.

Notwithstanding the above, the Company may terminate the Newsboy and Klondike Projects at any time.

On September 5, 2012, the Company issued and sold to one accredited investor a Promissory Note (the “Promissory Note”) in the principal amount of $200,000. The Promissory Note accrues interest at the rate of three percent (3%) per month, on a 360 day per year basis.  The Promissory Note matures on October 1, 2012 (the “Initial Maturity Date”).  On the Initial Maturity Date, the Company may extend the Initial Maturity Date from October 1, 2012 to October 15, 2012 (the “Initial Extension Maturity Date”) by paying to the Holder an initial note extension payment equal to 50,000 shares of the Company’s common stock issuable on the date such extension is elected.

Furthermore, the Initial Maturity Date of the Note was extended to the Initial Maturity Extension Date and, on such date, the Company failed to pay the principal amount of the Promissory Note, along with all accrued but unpaid

20

interest thereon, and the Initial Extension Maturity Date was automatically extended to December 1, 2012 (the “Second Maturity Date”).   Since the Promissory Note was automatically extended to the Secondary Maturity Date, the Company paid to the holder of the Promissory Note an extension payment equal to 100,000 shares of our common stock.   In connection with the Promissory Note the Company issued 150,000 shares to the holder of the Promissory Note.

As part of the 2012 Private Placement, the holder of the Promissory Note in the principal amount of $200,000 converted such indebtedness in exchange for 804,600 shares of the Company’s Series B Preferred Stock (which includes the conversion of $1,150 of accrued and unpaid interest on the Promissory Note) and warrants to acquire 804,600 shares of the Company’s Common Stock.

As previously stated, the Company has obtained funding from RMB for certain agreed corporate expenses and Newsboy Project expenses. However, additional expenses will require funding for the entirety of the amount that we spend in 2013. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our exploration plans and possibly cease our operations.   Our current business plan for the next 18 months calls for approximately $800,000 to start exploration activities on the Bullfrog Project and approximately $500,000 to start exploration on the Klondike Project.  We are required to raise additional funds to start work on these projects as all current financing is restricted to the Newsboy Project and corporate expenses.

We have no revenues and do not expect to have revenues in 2013. Therefore our future operations are dependent on our ability to secure additional external funding or through financing activities. The RMB Facility matures on December 12, 2014. The Company will be required to refinance the RMB facility through the issuance of additional debt or equity securities prior to the maturity of the RMB Facility. It is also the Company’s intention to timely obtain private equity to fund its future activities. Such funding options may not be available to the Company on acceptable terms or at all. As the maturity date of the RMB Facility approaches, the Company will review its ability to refinance the RMB Facility and simultaneously negotiate with RMB, if needed, an extension of the maturity date of the RMB facility while it seeks to obtain such financing. The Company also has 7,000,000 warrants issued to RMB at an exercise price of $0.35, which if such options were in the money and were exercised by RMB, the Company would receive $2,450,000 of proceeds to pay off the RMB debt obligation. We also have 4,563,625 warrants with an exercise price of $0.40 that expire in September 2014 and 9,788,660 warrants with an exercise price of $0.35 that expire over the next four years. In the event that such warrants were in the money and were exercised, the Company could potentially receive proceeds of approximately $5,200,000. There can be no assurance that these warrants will be exercised or that the Company will receive any proceeds from its outstanding warrants .

The Company does not have any plans to sell or joint venture any of its projects with any other mining companies. We intend to explore, develop and place our projects into producing mines, if and when justified. However, if the opportunity is presented to sell, joint venture or complete transactions on any or all of our projects we will assess such possibilities at that time to determine what is deemed in the best interest of our shareholders.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

Stock based compensation is measured at grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period. We estimate the fair value of each stock option as of the date of grant using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on the volatility of a comparable peer company which is publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to

21

the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

The Company accounts for derivative instruments in accordance with FASB ASC 815, Derivatives and Hedging, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

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BUSINESS

As used in this prospectus, all references to the “Company,” “we,” “our” and “us” refer to Bullfrog Gold Ltd. and, unless otherwise specified, its direct and indirect subsidiaries.

Corporate History; Recent Events

As used in this prospectus, unless otherwise indicated, the terms “we,” “us,” “our,” “Bullfrog Gold” and “the Company” refer to Bullfrog Gold Corp, a Delaware corporation.

Bullfrog Gold Corp., (“Bullfrog Gold” or, the “Company") was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp. On July 19, 2011, Bullfrog Gold's board of directors approved an Amended and Restated Certificate of Incorporation of the Company to authorize (i) the change of the name of the Company to "Bullfrog Gold Corp." from "Kopr Resources Corp." (ii) the increase in the authorized capital stock to 250,000,000 shares and (iii) the change in par value of the capital stock to $0.0001 per share. The Company is in the exploration stage of its resource business.

On March 17, 2011 the Board of Directors of Bullfrog Gold unanimously approved the reverse stock split of the Company's issued and outstanding stock as of April 4, 2011 at a ratio of 1 for 5.75. The par value and total number of authorized shares were unaffected by the reverse stock split. All shares and per share amounts in these financial statements and notes thereto have been retrospectively adjusted to all periods presented to give effect to the reverse stock split.

On July 19, 2011, Bullfrog Gold's board of directors authorized a 51.74495487 for one forward split of our outstanding common stock in the form of a dividend, whereby an additional 50.74495487 shares of common stock, par value $0.0001 per share, was issued on each one share of common stock outstanding as of July 25, 2011. All shares and per share amounts in these financial statements and notes thereto have been retrospectively adjusted to all periods presented to give effect to the forward stock split.

On September 30, 2011, the Company entered into an Agreement of Merger and Plan of Reorganization with Standard Gold Corp., a privately held Nevada corporation (“Standard Gold”), and Bullfrog Gold Acquisition Corp., the Company’s newly formed, wholly-owned Delaware subsidiary pursuant to which Standard Gold merged with and into such subsidiary, with Standard Gold as the surviving entity, causing Standard Gold to become the Company’s wholly-owned subsidiary.  Following the closing of the merger the Company conducted a Private Placement (the “2011 Private Placement”) pursuant to which it sold Units (the “2011 Units”) at a per September 2011 Unit price of $0.40 to thirty-five accredited investors with each 2011 Unit consisting of one share of the Company’s common stock (except that three investors elected to receive, in lieu of common stock, one share of Series A Preferred Stock), and one Warrant (the “2011 Warrants”) to purchase 50% of the number of shares purchased in the offering at an exercise price of $0.60 per share. Immediately following the closing of the Merger, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred substantially all of its pre-exchange assets and liabilities to a wholly-owned subsidiary, Kopr Resources Holdings, Inc. and thereafter, pursuant to a stock purchase agreement, transferred all of the outstanding capital stock of Kopr Resources Holdings, Inc. to our former officer and director in exchange for the cancellation of shares of our common stock she owned.

On November 2, 2012 the Board of Directors unilaterally amended the exercise price of the 2011 Warrants as part of the 2011 Private Placement from $0.60 to $0.40.

On November 19, 2012, we sold an aggregate of 4,300,000 units with gross proceeds to the Company of $1,075,000 to six accredited investors pursuant to a subscription agreement.

On December 10, 2012 (the “Closing Date”), the Company entered into the Facility Agreement evidencing the Facility with RMB in the amount of $4.2 million.  The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes.  Standard Gold Corp., a Nevada Corporation (“Standard Gold”) and the Company’s wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold’s obligations under

23

the Facility.  Standard Gold paid an arrangement fee of 7% of the Facility amount due upon the first draw down of the Facility.  The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date.  Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000.  The Facility interest rate is LIBOR plus 7% with interest payable quarterly in cash.  In connection with the Facility, the Company issued 7,000,000 warrants to purchase shares of the Company’s common stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility.

On December 17, 2012, we sold an aggregate of 2,000,000 units with gross proceeds to the Company of $500,000 to three accredited investors pursuant to a subscription agreement.

On December 21, 2012, the Board of Directors of the Company approved a stock compensation distribution to David Beling, the Chief Executive Officer and President of the Company, and Tyler Minnick, the Company’s Vice President of Administration and Finance in lieu of a cash year-end bonus and performance bonus. The Company awarded a total of 400,000 shares of its restricted common stock, par value $0.0001 per share (the “Common stock”) to Mr. Beling and awarded 100,000 shares of its restricted Common Stock to Mr. Minnick. The restricted stock awards were made at $0.37 per share determined by the Company’s board of directors based on the closing price of the Company’s Common Stock on the Over the Counter Bulletin Board on December 21, 2012. The restricted stock awards of Common Stock are 100% percent vested as of the grant date. There are no plans to register the shares of restricted stock and therefore sales of such shares will be subject to transfer restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

On February 4, 2013, we sold an aggregate of 1,800,060 units with gross proceeds to the Company of $450,015 to five accredited investors pursuant to a subscription agreement.

On June 21, 2013, we sold an aggregate of 100,000 units with gross proceeds to the Company of $25,000 to an accredited investor pursuant to a subscription agreement.

On August 15, 2013, we sold an aggregate of 200,000 units with gross proceeds to the Company of $50,000 to an accredited investor pursuant to a subscription agreement.

We are an exploration stage company engaged in the acquisition and exploration of properties that may contain gold mineralization in the United States. Our target properties are those that have been the subject of historical exploration. We have acquired exploration permits on state lands and Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold on a total of approximately 13,690 acres. We plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential. The Company has acquired three projects, as described below.

Newsboy Project, Arizona

As of July 2013 the Newsboy Project comprises 7,160 acres of state, federal and patented lands located 45 miles northwest of Phoenix, Arizona. In June 2012 the Company determined that one of the four original state permits was not beneficial to the project and did not renew this permit and had a land position totaling 4,920 acres. In December 2012 the Company leased 38 acres of patented claims, which brought the total to approximately 4,958 acres. In January and February 2013 the company staked 160 additional lode mining claims and duly recorded these claims in March 2013 with the US Bureau of Land Management (“BLM”) and Maricopa County, thereby increasing the project land holdings from 4,958 to approximately 7,400 acres.  In July 2013 the Company abandoned six placer claims that were mainly covered by existing lode claims, thereby creating a current land position totaling 7,160 acres. The closest towns, Wickenburg and Morristown, are located 10 miles and 3 miles respectively from the site and provide excellent infrastructure. Approximately 1.2 million ounces of gold and 1 million ounces of silver have been produced within 25 miles of the Newsboy Project from several historic mines, including the Vulture, Congress, Octave and Yarnell.

24

In September 2011, the Company obtained the working right and option to earn a 100% interest in and to the Newsboy Project. Terms of this Agreement include the payment of $3,425,000 during the five-year period ending January 2017 plus a 2% net smelter royalty.

In addition to the main mineral zone drilled by predecessors, the Newsboy Project has nine relatively shallow priority drill targets and other secondary targets below existing drill depths. The Company and its independent consultants have developed a detailed exploration drilling program to confirm and expand mineralized zones and collect additional environmental and technical data. The Company has contracted an independent certified professional geologist, Clive Bailey, to prepare the permits and plans for the drill programs. Mr. Bailey also procures the drilling, assaying and surveying firms to complete the work and manages all the field activities on the project. All deliverables to the Company by Mr. Bailey from the period September 2011 to date include proposed and actual drill hole locations, geology logs of drill cuttings, plan maps and cross-sections and data received from drillers, assayers and surveyors. Mr. Bailey was engaged as an independent contractor by the President of the Company, who has known Mr. Bailey for approximately 30 years. We paid Mr. Bailey approximately $130,000 for the period October 1, 2011 to September 30, 2012 and approximately $106,000 for the period October 1, 2012 to July 30, 2013.  We have not requested Mr. Bailey to prepare and/or provide the Company with any reports as a certified professional geologist; however he does prepare the permits and plans for the drilling programs.

Drill phases 1-3 were designed to confirm historic drilling, further define horizontal and vertical limits of mineralization particularly in the Main Deposit and explore for additional mineralization around the Main Deposit and in the Queen of Sheba exploration target area. Our plans have not materially changed as a result of the three phases of drilling and we have engaged SRK Consulting of Denver, CO as an independent third party geological and mine engineering firm to re-estimate resources using all qualified information available. Resource and reserve cutoff grades will be updated and applied accordingly. The following is a description of the first three phases of drilling the Company completed since the beginning of 2012 at the Newsboy Project:

PHASE 1:

•	One vertical hole drilled in the basement schist rocks discovered a vein that contained 50 feet (15.2 meters) of 0.084 gold ounces per short ton (opt) (2.9 grams/metric tonne) and 0.18 silver opt (6.1 g/mt), including 5 feet (1.5 m) of 0.39 gold opt (13.5 g/mt) and 0.39 silver opt (13.5 g/mt).

•	Five holes drilled within a 1992 proposed open pit mine area averaged 0.048 gold opt (1.6 g/mt), 1.2 silver opt (41.1 g/mt) and 64 feet in thickness (19.5 m). These results are comparable and confirmatory of adjacent old drill data.

•	Sixteen additional holes were drilled in the large area surrounding the proposed open pit limits. Nine of these holes contained mineralization above the cutoff grade of 0.015 gold opt (0.5 g/mt). A total of 24 drill holes were drilled in Phase 1.

PHASE 2:

During May and June 2012 the Company completed 24 additional holes as the second phase drilling program.  Below are highlights from the second phase drilling program.

•	Two holes show the high grade mineralization discovered in phase 1 to be tabular with an apparent dip of 15°. As a result, the thickness and tonnage in this area may be an order of magnitude greater than that of a narrow, near vertical vein as initially thought.

•	The pit limit will be expanded accordingly with 20% higher grade gold than the 0.044 gold opt estimated in the 1992 pit

•	The open area immediately east of these three holes is approximately 800 feet by 1,200 feet and will be drilled to expand this new mineralization and establish its true thickness

25

PHASE 3:

•	During the first quarter of 2013, 12 holes were drilled in the Queen of Sheba area located 2.5 miles northwest of the Main Newsboy deposit, 12 holes were drilled in the main deposit area, one hole was drilled on State of Arizona lands under permit, and one hole drilled about ¾ mile north of the Queen of Sheba area.

•	A new angled hole in the Queen of Sheba area was drilled 20 feet north of a hole cored in 1995 and intersected 25 feet of 2.8 gold ounces per short ton (opt) starting at the surface, including a 5-foot interval that averaged 13.9 gold opt. Drill cuttings from this high grade interval have been examined and found to contain free gold in granular and wire forms about 40 mesh in size and within a matrix of quartz and specular hematite.

•	The 12 holes drilled in the Main deposit area were drilled to expand mineralization in the eastern higher grade zone discovered in 2012 and to further define the northeastern perimeter of the open pit proposed in 1992. Eight holes drilled during Phases 1 – 3 in this area contained continuous mineralization that averaged 39 feet in thickness with average grades of 0.054 gold opt and 0.55 silver opt

To date the Company has completed 74 holes in three phases of drilling during the period November 2011 through June 2013.  The Company intends to continue drilling the Newsboy Project and surrounding area during 2013 and beyond as deemed necessary and justified. A program of approximately 30 holes drilled to 50 feet to 100 feet deep each (Phase 4) is planned to start in October 2013 to further explore shallow mineralization at the Queen of Sheba, RUS and other areas on the property. After completion of an independent resource estimate and preparation of plan and cross section maps (likely in mid-November 2013), a phase 5 program with hole depths averaging near 400 feet is planned to further explore and test deeper mineralization that appears to be economic. Depending on results and analysis of all drilling, a phase 6 program may justify additional drilling in early 2014. Thereafter the Company is planning to contract the preparation of a feasibility study. However, development and production stages will not be further advanced until justified and an economic reserve has been independently declared under reasonable metal prices and cost estimates.

It is currently planned to complete a feasibility study by early 2015 at an approximate cost of $750,000, exclusive of field work and related environmental permitting costs. The nature of this study will include but not be limited to the following:

1.	Update resource estimates
2.	Develop a detailed mine plan with a waste and ore production schedules. Indicative cutoff grades previously estimated by the Company will be reviewed, updated as appropriate and applied accordingly.
3.	Estimate capital and operating cost estimates for the mine, process plant and project infrastructure.
4.	Prepare financial models and sensitivity studies to guide project development and production, if justified and support raising additional equity financing.
5.	Review and provide recommendation on metallurgical test work and process engineering and design
6.	Review and provide recommendations on all environmental base line data and permitting status.

In June 2012 the Company purchased a substantial historic data base from Moneta Porcupine Mines, who owned the property from 1993 through 1995.

On December 11, 2012 the Company entered a lease agreement with Vulture View Mine, LLC (“Vulture View”) to lease two patents of approximately 38 acres.  As a result the Company’s land position as of January 1, 2013 totals 4,958 acres, and in March  2013 the Company recorded  160 mining claims with the BLM and Maricopa County that were duly staked in January and February 2013 to increase the land holdings from 4,958 to approximately 7,400 acres . In July 2013 the Company abandoned six placer claims that were mainly covered by

26

existing lode claims, thereby creating a current land position totaling 7,160 acres. The Company paid $20,000 on December 11, 2012 for the first two lease years and agreed to a work commitment of $100,000 to explore the patents and surrounding area during the first lease year.   The Company will pay Vulture View $10,000 on the second anniversary and $10,000 each year thereafter until termination of the lease.

In addition, the Company shall pay Vulture View net smelter production royalties as set forth in the table below.  Notwithstanding the forgoing, at the Company’s sole and absolute discretion prior to the commencement of commercial production from the two patents, the Company shall have the right at any time to purchase or buy-down up to one half of any, each or all of the three royalty components from Vulture View by making payments of $100,000.00 per 0.5% of base net smelter return royalties for Gold, Silver and/or Other Products to Vulture View, which shall be exercised only in one-half increments of percentage points.  In the event that the Company exercises the right to purchase or buy-down the royalty, Vulture View shall deliver to the Company any documents as the Company may require, evidencing such reduction of Vulture View’s royalty interest.  For clarification, the parties understand that any royalty payments made by the Company to Vulture View prior to the election to purchase the royalty may not be credited toward the buy-down price.

	Base NSR, %	Prices	Max. Buy- Down NSR, %
Gold	1.0	less than $1,200/ tr oz	0.50
	1.5	$1,201 to 1600	0.75
	2.0	$1,601 to 2,000	1.00
	2.5	$2,001 to $2,400	1.25
	3.0	$2,401 to $2,800	1.50
	3.5	$2,801 to $3,200	1.75
	4.0	$3,200 to $4,000	2.00
	4.5	$4,000 to $5,000	2.25
	5.0	greater than $5,000	2.50

Silver	1.0	less than $15/ tr oz	0.50
	1.5	$15.01 to $30	0.75
	2.0	$30.01 to $45	1.00
	2.5	$45.01 to $60	1.25
	3.0	$60.01 to $75	1.50
	3.5	$75.01 to $90	1.75
	4.0	$90.01 to $105	2.00
	4.5	$105.01 to $120	2.25
	5.0	greater than $120	2.50

Other Products	2.0	Determined by Product	1.00

Bullfrog Gold Project

The Bullfrog Gold Project lies approximately 3 miles northwest of the town of Beatty and 116 miles northwest of Las Vegas, Nevada. Standard Gold acquired a 100% right, title and interest in and to 1,650 acres of mineral claims and patents known as the “Bullfrog Project” subject to a 3% net smelter royalty. The Company proposes to drill 22 holes during 2013 to test for potential mineralization that may extend from the Montgomery-Shoshone open pit mine onto the Company’s adjacent property. The Company has engaged Mr. Chip Allender, certified professional geologist to prepare drilling plans and permit applications for the Bullfrog Project.  Mr. Allender was engaged as an independent contractor by the President of the Company, who has known Mr. Allender for approximately five years. We paid Mr. Allender approximately $30,000 for the period October 1, 2011 to September 30, 2012 and approximately $17,000 for the period October 1, 2012 to July 30, 2013.  We have not requested Mr. Allender to prepare and/or provide the Company with any reports as a certified professional geologist; however he does prepare the permits and plans for the drilling programs.   The Company also hired Mr. Joe Wilkins

27

as a consultant on the Bullfrog Project in which we paid him approximately $10,000 from September 2011 through July 2013, we have not used his services since January 2012.  Mr. Wilkins is a consultant on an as needed basis and is currently under contract with the Company.

Klondike Project

The Company acquired the option to purchase the Klondike Project in Nevada in June 2012.  The Klondike Project is located in the Alpha Mining District about 40 miles north of Eureka, Nevada. The initial property included 64 unpatented mining claims, to which Bullfrog staked an additional 168 claims in 2012 for a total of 4,640 acres.

The Klondike Project covers mineralized structures 5 miles long and 1.5 miles wide along the west flank of the Sulfur Springs mountain range.  The rocks within this corridor are intensely broken by numerous periods of faulting, thereby providing a favorable environment for several sequences of hydrothermal solutions to form mineral deposits.   These host rocks are mostly Devonian age sediments typical of most Carlin gold deposits.

At least two styles of mineral deposits exist on the Company’s property:

•	The oldest is a silver-rich, lead-zinc event that appears to be related to a molybdenum porphyry system that is not exposed but indicated by geochemistry and alteration. In this regard, the Klondike claims lie 10 miles north of the Mt. Hope molybdenum mine which is currently under development as one of the world’s largest molybdenum deposits. The Mt. Hope deposit has a halo of silver-zinc mineralization that is typically more than a thousand feet thick and above several thousand feet of molybdenum mineralization. A silver-rich copper event may also be related to this style of mineralization.

•	A later stage Carlin-style gold-arsenic-barite mineralizing event over-printed the earlier silver-zinc-molybdenum system. This event has wide-spread anomalous gold values with arsenic and associated calcite veining. Barite may be related to all events. A new gold discovery is currently being drilled by other companies 10 miles west of the Klondike and may be the continuation of the massive Cortez gold trend.

A total of 156 surface rock chip samples of the Klondike host rocks averaged 32 ppm silver, 1.3 % zinc, 0.8 % lead, 0.16 % copper and anomalous gold.   These contents compare well with major silver-zinc deposits such as San Cristobal in Bolivia, Penasquito in Mexico and the new discovery of Cordero in Mexico, each of which may contain more than 100 million tonnes of ore. See Note 6 in the Notes to the Consolidated Financial Statements for the year ending December 31, 2013 for additional details concerning the purchase transaction.

The Company also used Mr. Allender to evaluate acquisition of the Klondike Project and for developing its permit applications and drilling plans.

Our Properties

Our principal executive office occupies approximately 230 square feet in Grand Junction, CO for a monthly payment of $600 per month. Total rent payments for 2012 at this location was $7,200 and $4,200 for the seven months ended July 31, 2013. We believe that our facilities are adequate to meet our needs for the foreseeable future.

We are engaged in the acquisition and exploration of properties that may contain gold mineralization in the United States. Our target properties are those that have been the subject of historical exploration. We have acquired State Exploration Permits and Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold on a total of approximately 13,400 acres. We plan to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

Our properties do not have any reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of our properties contain economic concentrations of precious and base metals that are prospective for mining.

Bullfrog Gold Project

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(1) Location

The central part of the Bullfrog Mining District lies approximately 2-1/2 miles northwest of the town of Beatty, which is in southwestern Nevada (Figure 1). Beatty lies 116 miles northwest of Las Vegas, via U.S. Highway 95, and 93 miles south of Tonopah, also via U.S. Highway 95. The property is accessed by traveling 2 miles west from Beatty on Nevada Highway 374, which intersects the southern block of the Company’s claims. The remaining claims are accessed by traveling north for four miles on various improved and unimproved roads to the northern end of the Company’s claims.

515000
520000
4090000
4085000
N
NEVADA
Bullfrog Hills, Nevada 89003
Legend
Bullfrog Gold Corp Claims
Patented Properties
Mines Underground
Roads
Faults
Montgomery Shoshone Open Pit Mine
Rhyolite Ghost Town
Town of Beatty
US 95 to Tonopah 74
Barrick Bullfrog Open Pit Mine
King Mine
Denver Mine
Tramps Mine
NV Hwy 374
Miles
0 0.15 0.3 0.6
BULLFROG GOLD CORP.™
AMERICA'S GOLD COMPANY
AERIAL PHOTO LAND MAP

Figure 1. Bullfrog Project Location Map

(2) Title & Holding Requirements

On September 29, 2011, Standard Gold entered into an Amended and Restated Agreement of Conveyance, Transfer and Assignment with Bullfrog Holdings, Inc. and NPX Metals, Inc., pursuant to which Standard Gold acquired 100% right, title and interest in and to certain mineral claims known as the “Bullfrog Project” in consideration for 923,077 shares of Standard Gold’s common stock which were issued to NPX Metals, Inc. and a 3% Net Smelter Royalty in the Bullfrog Project to Bullfrog Holdings, Inc. To retain the property, the Company must

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pay the annual claim maintenance fees and file a Notice of Intent to Hold with the BLM and Nye County, Nevada. The Company must also pay the county taxes on the two patented properties.

(3) History

In 1904 the Original Bullfrog and Montgomery-Shoshone mines were discovered by local prospectors. Prospecting activity was widespread over the Bullfrog Hills, and encompassed a 200 square mile area but centered within a two mile radius around the town of Rhyolite and included part of the Company’s property. The Montgomery-Shoshone mine reportedly produced about 94,000 ounces of gold prior to its closure in 1911, but there was no significant production from the other mines during that time period. Mines in the district were sporadically worked from 1911 through 1941, but the Company has no production records of such limited activities.

The Company’s Providence lode mining claim designated by the Surveyor General as Survey No. 2470 was located in October 1904, surveyed in April 1906, patented in May 1906 and recorded in Nye County Nevada in June 1908. The unpatented Lucky Queen claim is immediately east and adjacent to the Providence patent and is believed to have been located in the same time period but was not patented.

With the rise of precious metal prices in the early 1970's, the Bullfrog District again underwent intense prospecting and exploration activity for gold as well as uranium. Companies exploring the area included Texas Gas Exploration, Inc., Phillips Uranium, Tenneco /Copper Range, U.S. Borax, Western States Minerals, Rayrock, St. Joe American and successors Bond, Lac and Barrick Minerals, Noranda, Angst Mining Company, Placer Dome, Lac-Sunshine Mining Company Joint Venture, Homestake, and others. In addition to these major companies, several junior mining companies and individuals were involved as prospectors, promoters and owners. These scientific investigations yielded a new deposit model for the gold deposits that were mined by others in the Bullfrog District. The identification and understanding of the detachment fault system led to significant changes in exploration program techniques, focus, and success.

In 1982 St. Joe American, Inc. initiated drilling in the Montgomery-Shoshone mine area. By 1986, sixty holes had been drilled and a mineral inventory was defined. Subsequent drilling outlined a reported 2.9 million ounces of gold equivalent in the Bullfrog deposit. A series of corporate takeovers transferred ownership from St. Joe, to Bond Gold, to Lac Minerals and eventually to Barrick Minerals. Production started in 1989 and recovered approximately 200,000 ounces of gold annually from a conventional, 8,000 ton/day cyanidation mill mainly fed from open pit operations and later supplemented with underground production. Barrick discontinued production operations in 1999 and completed reclamation in 2003. Thereafter several groups continued exploration on a limited basis on lands currently held by the Company, but no resources or reserves were ever defined by these companies on the Company’s lands.

(4) Property Status and Plans

The Montgomery-Shoshone open pit mine remains open for possible access to additional mineralization that may occur on the Company’s adjacent property, but the company has no rights or authority to use such existing access on lands owned by others. The Company has conducted limited field examinations on its property to date but has evaluated all relevant available information. An exploration program has been developed and is scheduled to begin in 2013. Our primary targets are deposits that may be mined by open pit methods while assessing secondary targets that have potential for underground mining. The Company’s claims and patents cover approximately 1,600 acres and are in good standing, but contain no known resources or reserves and no plant or equipment. Electric power is available within two to five miles of the Company’s property.

Upon receipt of BLM approval, drilling would start soon thereafter. The geological justifications for the proposed exploration program are:

•	Our property is adjacent to an open pit mined in the late 1990’s and this area has significant potential for mineral extensions. It is noted that when previous production operations in the District were shut down , the price of gold was less than $350 per ounce compared to the current price near $1,300 per ounce. The previous operator also did not control the patent and Lucky Queen claim that are adjacent to the Montgomery-Shoshone open pit and five other claims in the area which are now part of the Company’s property.
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•	Several mineralized trends and structures occur on other areas of the Company’s property that further justify additional drilling, see Figure 1.

The exploration programs will be funded from debt and equity programs that the Company is currently working on. In the event sufficient funds are not obtained, the programs will be deferred accordingly.

The company has engaged Chip Allender to manage the exploration activities on the Bullfrog Project. Mr. Allender has 33 years of experience in the mining industry, has a BS in Geology from the Colorado State University, is a Registered Professional Geologist in Utah and Washington, is a member of the Society of Mining Engineers, is a Certified Professional Geologist (AIPG) and is recognized as a Qualified Person in Canada and a Competent Person under the European code.

The Company has not performed any drilling programs on the Bullfrog Project but will use comparable Quality Assurance/Quality Control (QA/QC) procedures and protocols as described under the Newsboy Project.

(5) Geology

The Bullfrog Hills, in which the Bullfrog Project is located, are characterized by a complex geologic environment. The Hills are composed of complexly folded and faulted Tertiary volcanic rocks overlying a basement core complex of Paleozoic sedimentary and metamorphic rocks. The geologic structure is distinguished by widespread detachment faulting associated with tectonic events that formed the Basin and Range Geomorphic Province. The Bullfrog area mineral deposits occupy dilatant zones caused by tension faulting associated with the large detachment fault underlying the area. This detachment displacement and tension faulting resulted in the fracturing of brittle volcanic rocks that then became a suitable conduit for the movement of mineralizing hydrothermal fluids. This fracturing and fluid movement allowed for the saturation of a large volume of rock with mineral bearing solutions. The structural framework of the area also shows that classic strike slip faulting associated with movement of the upper plate of the detachment fault caused north south tension fractures and additional dilatant zones. Much technical work has been completed by government as well as private entities in the district since the early 1970's. This work includes geophysics, airborne radiometric surveys, geologic mapping, drilling and geochemistry.

Newsboy Gold Project

(1) Location

The Newsboy Gold Project is located in the Vulture Mountains of Arizona and consists of approximately 7,160 acres of state and federal lands located 45 miles northwest of the City of Phoenix, Arizona in Maricopa County. The closest towns, Wickenburg and Morristown, are located 10 miles and 3 miles respectively from the site. The Project is accessed by traveling on paved and gravel roads for 3 miles due west of Morristown. This route includes an unimproved crossing of the Hassayampa River, which flows a few days per year after severe rain storms. The Newsboy Project is located close to several well-known historical gold mines including: the Vulture, Congress and Yarnell mines.

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ARIZONA
N
US HIGHWAY 160
QUEEN SPAR
WEST END
GOOD LUCK
MAMMOTH SPAR
AMBLY
FLUORSPAR OCCURANCE
EL CENTINELLO
QUEEN OF SHEBA
FLAMINGO 21
TOUGH NUT GROUP
WOLF MINE
UNKNOWN-TWO SHAFTS
COMEBACK CLAIMS
CHARBONNEAU CLAY
UNKNOWN SHAFT
UNKNOWN PROSPECTS
RUS MINES
SHAFTS - MINE WORKINGS
EL TIGRE
IDAHO GROUP
NEWSBOY
CACTUS QUEEN
STOCKTON CLAIM
UNKNOW PROSPECTS
TEXAS QUEEN
SHAFTS-MINE WORKINGS
340000
342000
344000
346000
348000
3750000
3748000
3746000
3744000
Bullfrog Gold Holdings (Claims)
Bullfrog Gold Holdings (State Leases)
Bullfrog Gold Holdings (Patented)
Mines Underground
BULLFROG GOLD CORP.
AMERICA'S GOLD COMPANY
AERIAL PHOTO LAND MAP

Figure 2.  Newsboy Project Location Map

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(2) Title & Holding Requirements

On August 30, 2011, Standard Gold entered into an Agreement of Conveyance, Transfer and Assignment with Aurum National Holdings Ltd. (“Aurum”), pursuant to which Standard Gold purchased an option held by Aurum under that certain Option to Purchase and Royalty Agreement dated as of August 13, 2009 and as amended on June 30, 2011, between Aurum and Southwest Exploration, Inc. (“Southwest”), which gave Aurum the option to purchase a 100% right, title and interest in and to certain mineral claims known as the “Newsboy Project”. In consideration for the assignment of the option, Standard Gold issued to Aurum and its designees an aggregate of 4,000,000 shares of its common stock.

On September 28, 2011, Standard Gold and Southwest entered into an Option to Purchase and Royalty Agreement pursuant to which Southwest granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Newsboy Project property free and clear of all charges encumbrances and claims. In order to maintain the working right and option, Standard Gold is obligated to pay Southwest an aggregate of $3,425,000. $500,000 has previously been paid. The balance of $2,925,000 is payable on the following schedule:

(i)	on January 1, 2012, the sum of US $150,000.00; July 1, 2012 the sum of US $150,000.00;
(ii)	on January 1, 2013, the sum of US $200,000.00; July 1, 2013 the sum of US $200,000.00;
(iii)	on January 1, 2014, the sum of US $250,000.00; July 1, 2014 the sum of US $250,000.00;
(iv)	on January 1, 2015, the sum of US $300,000.00; July 1, 2015 the sum of US $300,000.00;
(v)	on January 1, 2016, the sum of US $350,000.00; July 1, 2016 the sum of US $350,000.00; and
(vi)	on January 1, 2017, the sum of US $425,000.00.

The first four option payments for a total of $700,000 have been paid on schedule.  Upon the full payment of the balance of $2,225,000, the option will be considered automatically exercised and the Company will have earned a 100% interest in and to the Newsboy Project property free and clear of all liens and encumbrances. Notwithstanding the foregoing, the Company is obligated to pay a Net Smelter Royalty payment equal to two percent (2%) of the proceeds from the sale or other disposition from any purchaser of any mineral derived from the ore mined from the Newsboy Project property. To retain the property, the Company must also pay the annual claim

33

maintenance fees and file a Notice of Intent to Hold with the Bureau of Land Management and Maricopa County. The Company must also make annual payments for the lands leased from the State of Arizona. Should the Company choose not to maintain the working right and option to the property, the Company can forego future payments to Southwest without penalty. A total of $500,000 was paid to Southwest as part of the option to purchase agreement by third parties, which converted into an aggregate of 1,250,000 Units in the 2011 Private Placement. These payments have been recorded as increases to mineral property on the balance sheet.

In addition to the above payments, $50,000 was paid to Southwest by a third party for additional direct costs of acquiring the mineral property which converted into an aggregate of 125,000 Units in the 2011 Private Placement. This payment is included as an increase to mineral property on the balance sheet.

(3) History

Recorded historic mining activity is limited to a mineralized breccia exposed in the central zone of the deposit. Miscellaneous workings dating from 1915 include adits, a raise, a winze, trenches and an irregular inclined shaft. From 1940 to 1941 an estimated 11,000 tons of ore was shipped as flux to smelters in Arizona. The average grade of this material was 0.07 ounces of gold and 8.1 ounces of silver per ton. Several smaller prospects consisting of shafts, adits and shallow pits (likely of limited production) are scattered throughout the Project.

During the 1980’s several junior mining companies conducted evaluation work on the Project. In 1985 a 22-hole (4,170 feet) rotary percussion drill program by the Checkmate Resources Ltd. /Little Bear Resources Ltd. joint venture (“CLB”). Subsequently, Westmont Mining Company (“Westmont” or “WMC”) recovered and assayed duplicate samples from the CLB holes. Westmont secured title to the Project and in 1987 began a program of geologic mapping, aerial photography and photogrammetry, rock chip sampling of outcrops and 83 reverse circulation drill holes totaling 19,080 feet. In 1989 Lupine Minerals Corporation (“LM”) secured a joint venture with Westmont and drilled 19 additional reverse circulation holes totaling 4,530 feet. By the end of 1989 a total of 102 holes (23,610 feet) had been drilled on the Project.

During 1990, Newsboy Gold Mining Company (NGMC), a 100% owned subsidiary of the Australian listed Pima Mining NL executed a purchase option on the Newsboy Project from Westmont. NGMC drilled 12 diamond core holes (1,681 feet), 40 reverse circulation holes (6,560 feet), conducted metallurgical test work, re-interpreted the geology and completed resource/reserve and mine planning studies. NGMC also completed the following studies in 1991 and 1992 in preparation for mining the Newsboy Project:

•	Feasibility Study from Signet Engineering Pty Ltd. of Perth, Australia;
•	Metallurgical Study from Kappes, Cassiday & Associates of Reno, Nevada;
•	Resource and Reserve Calculation from Computer Aided Geoscience Pty. Ltd. of Sydney, Australia;
•	Environmental Assessment from Fletcher Associates;
•	Arizona Aquifer Protection by Lyntek Inc. Harding Lawson Associates, Water Resources Associates Inc.;
•	Socioeconomic Impact of the Newsboy Gold Mine from the Western Economic Analysis Center;
•	Mining Plan of Operations by Lyntek Inc. Harding Lawson Associates;
•	Due Diligence Review of Newsboy Gold Project by Pincock, Allen & Holt Inc. (“PAH”); and,
•	Newsboy Gold Project, Plan of Execution by Signet Engineering.

Prior to the Company’s exploration programs completed between 2011 and 2013, a total of 35,214 feet of drilling has been completed on the Newsboy Project over six programs at an expenditure of more than $7 million.

Year	Operator	Drill Method	No. Holes	Total Footage
1987	WMC	RC	29	5,910
1988	WMC	RC	54	13,170
1989	LM/WMC	RC	19	4,530
1990	NGMC	DD	12	1,681
1992	NGMC	RC	40	6,560
1995	Moneta	DD	8	3,363
Total			162	35,214

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Metallurgical test work by Kappes, Cassiday and Associates (“KCA”) in 1991, has shown gold and silver recoveries on cyanide bottle roll tests of 82% and 19% respectively for mineral averaging 0.044 gold opt, ground to 80% passing 200 mesh and leached for 24 hours.  Cyanide and lime consumptions were low, ranging from 0.07 to 0.38 pounds per ton for cyanide and 1.3 to 2.3 pounds per ton for hydrated lime. KCA concluded that “the ore is fairly clean and free of cyanicides”.

In 1991 a feasibility study was completed for a 600,000 ton per annum processing plant for the Newsboy Project. The report included design criteria for the Newsboy Project including metallurgical test work, equipment lists, mass balance flow sheet consistent with the design criteria,, layouts, process description with proposed equipment and plant operation, infrastructure review, mine plan, development capital, operating costs and a project schedule.

The feasibility study concluded that ore could be economically processed at a rate of 600,000 ton per annum at a mineable grade of 0.05 ounces of gold and 1.4 ounces of silver per ton at an average strip ratio of 3.6:1. Anticipated recoveries, based on the metallurgical studies, were projected at 90% for gold and 20% for silver for a proposed production rate of 27,000 ounces of gold and 168,000 ounces of silver per year. In 1993 NGMC was sold to Moneta Porcupine Mines. Moneta cored 8 holes and completed geophysical and geochemical programs, but abandoned the property in 1995 due to low gold prices and other considerations.

From September 2008 to August 2009 Southwest acquired the Newsboy Project by staking 44 lode claims (880 acres) and 12 placer claims (1,920 acres). Four separate state leases (1,520 acres) were also acquired. Southwest evaluated the geology, drilling, workings, survey control and access, and collected 33 samples. Of these samples, 10 assayed at or above the gold cut-off range of 0.8 ppm. In 2009 and 2010 an additional 46 lode claims were staked (920 acres).

(4) Property Status and Plans

The Company’s property contains no known reserves and no plant or equipment. Electric power is available approximately 3 miles from the Company’s property. The Company and its independent consultants have developed a detailed exploration drilling program to confirm and expand existing mineralized zones and collect additional environmental data. The first phase drilling of 24 holes was started in November 2011 and completed at the end of January 2012. After sufficient additional drilling is completed during 2013, the Company intends to update the historic feasibility study and environmental permit applications and advance the project toward development.

The Company intends to file Notices of Intent to Drill to the BLM to allow additional drilling to be completed. The geological justifications for the proposed exploration program are:

•	A historic resource and open pit mine plan were established by predecessor owners in 1992. The company has successfully completed three drill programs and is sufficiently encouraged to proceed with exploration and development activities. A new mineral zone has been discovered in the main deposit, which has several areas that justify additional drilling to increase mineralization and better define an open pit mine plan.

•	Additional exploration targets within a few miles of the main deposit are fully justified for drilling to test for further increases in mineralization and enhance the development and production potential of the Project.

Each of the calendar quarters are phased programs whereby results from Q1 (phase 3) in 2013 must justify the continuation of activities for phase 4 and likewise for phase 5. Exploration and development thereafter is dependent on results and other technical and economic considerations and conditions.

The exploration programs are being funded from debt and equity financing that the Company has obtained. In the event sufficient funds are not obtained beyond the current debt and equity financing, the programs will be deferred accordingly.

35

Mr. Clive Bailey has been responsible for all the Newsboy programs since October 2011 and will continue to manage the programs on the Newsboy Project. Mr. Bailey has approximately 39 years of experience in the mining industry, has a BS in Geology from the Kent State University, is a Certified Professional Geologist (AIPG) and is s recognized as a Qualified Person in Canada.

The Company performs and abides by industry standard concerning QA/QC procedures and protocols. Below is a brief description of these procedures used during the drilling programs completed at the Newsboy Project:

1.	All drilling was performed using reverse circulation methods. Drill cuttings were sampled at intervals of 5 feet and split in the field to typically produce 15-pound representative samples for further preparation and assaying. These samples were then bagged, tagged and secured under the management, direction, supervision and custody of Clive Bailey, the Company’s Consulting Geologist. Sample lots were transported to the Company’s office in Morristown and stored until Skyline Laboratories (“Skyline”) accepted custody upon loading on their truck for transport to a secure sample storage building at their laboratory in Tucson, Arizona,

2.	All Company samples were analyzed using a 30 g fire assay (FA) with an atomic absorption spectroscopy (AAS) finish for gold. This technique has a lower detection limit of 0.005 ppm and an upper detection limit of 3.00 ppm. Samples with greater than 3.00 ppm gold were re-analyzed using a 30 g FA with a gravimetric finish. All samples were also analyzed using a5 g sample with a four acid digestion for silver and multi-element analysis using an Induced Coupled Plasma Emission spectroscopy (ICP-OES) instrument This technique has a lower detection limit of 1 ppm and an upper detection limit of 150 ppm. Samples with greater than 150 ppm silver were re-analyzed using a 30 g FA with a gravimetric finish.

3.	Skyline crushed the entire sample to 75% passing – 10 mesh and then split 250 g for pulverization to 95% – 150 mesh. Cleaner sand was run through the crusher every 25 samples or at any color change in the sample as noticed by Skyline’s lab tech. Sand was run between every sample in the pulverizing step to preclude lingering contamination. Pulps were split again to separate a 30 g sample for FA/AAS for gold and a 5 g sample for multi-acid digestion and ICP-OES and multi element analysis.

4.	All Newsboy samples from Phase 1-3 drilled by the Company were analyzed at Skyline. Skyline has ISO/IEC 17025:2005 certification for FA/AAS. ICP-OES and ICP-Mass Spectroscopy (MS).

5.	QA/QC samples used by the company include blanks, standards and field duplicates. The inserts QA/QC samples at the following frequencies:

•	One to two blanks per hole pending depth and observes mineralization. Blanks were inserted at the end of each mineralized sequence;
•	One to two standards per hole. Two standards were inserted if a second mineralized zone was observed ( two standards were used as deemed appropriate – one being high grade and the other being low grade); and
•	One duplicate sample for each 100 feet or 20 five-foot samples.

Blank material was a barren marble purchased from building material stores. The blank is uncertified but analysis continually showed it was below detection limits for gold and silver. Two certified standards were purchased from WCM Minerals Ltd (WCM) of Burnaby, British Columbia. In addition, Skyline performs their own internal controls to assure accuracy and precision of their results.

6.	The Company and its Consultants are of the opinion that the QA/QC program was appropriate for collecting, preparing and analyzing drill samples and were adequate for the purposes intended in the normal course for calculating resource and reserve estimates. Skyline’s assay certificates were also stamped by an assayer registered in the State of Arizona.

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(5) Geology

The Newsboy Project is an epithermal gold deposit and is one of several gold deposits that occur within a broad mineral belt that sweeps across the southwestern half of Arizona. The Project area is located within the Basin and Range Province of Central Arizona. Tertiary volcanic and sedimentary sequences rest unconformably on Proterozoic metamorphic and granitic rocks. Middle Miocene faulting has dissected the tertiary sequences into a series of north-northwest homoclines that dip to the northeast.

The gold and silver mineralization at the Newsboy Project occurs in a shallow dipping, major brecciated shear zone referred to as the Newsboy Fault, which forms the local unconformable contact between the overlying brittle Tertiary volcanics and underlying Proterozoic metamorphic basement rocks. This contact is a shallow dipping, blanket-like breccia ranging from 50 feet to 120 feet thick. The deposit is cut by a series of northwest trending high angle faults, resulting in the Newsboy ore body being progressively down dropped to the east. The deposit is terminated on the west by one of these high angle faults, referred to as the “Wash Fault” but is open to the north, south and down dip.

Mineralization occurs in veins of white to light green banded quartz and is very low in sulphide minerals. The gold and silver appear to have been introduced into the breccia with silica by a series of low temperature epithermal pulses of mineralized fluids partially filled open spaced fractures. Extensive silicification accompanied mineralization and has been later overprinted by black, manganiferous calcite veining. The gold deposition is surrounded by intense oxidizing hydrothermal activity that has altered the rhyolitic rocks to various assemblages of quartz, alunite and kaolinite.

The Newsboy breccia mineralization is exposed in Wash Fault which marks the western boundary of the ore body. Elsewhere, Quaternary sediments, up to 60 feet in depth, cover the breccia.

Klondike Project

(1) Location

The central part of the Klondike claim block is located in the Alpha Mining District approximately 30 miles north from the town of Eureka in central Nevada (Figure 1).  The property is accessed by traveling 3 miles north from Eureka on US Hwy 50, thence 30 miles north on Nevada Highway 278, thence east 2 miles along various dirt roads. The claim block is approximately 5 miles north -south and 1.5 miles east-west.

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Twin Creeks
Midas
Getchell
Pinson
Dee
Meikle
Betze-Post
Interstate 80
Carlin East
Gold Quarry
ELKO
Lone Tree
CARLIN
Marigold
BATTLE MOUNTAIN
Phoenix
Mule Canyon
Rain
State Route 278
Cortez
Pipeline
N
Klondike Property
State Route 305
Gold Mountain
Tonkin Springs
Alligator Ridge
Gold Bar
Mount Hope Project
0 16 32
Scale in Kilometers
Ruby Hill
Winnemucca
Battle Mountain
Elko
Wells
Mount Hope Project
Carlin
Reno
Austin
Eureka
Ely
Tonopah
Location Map of the Klondike Property of Bullfrog Gold Corp

Figure 1.

CELLULAR GOSSAN
BARITIC DOLOMITE
F
GOSSAN
Ag 1 oz.
20% BARITE
LIMONITIC VUGGY
Ag 6 ozs.
LENS of UNREPLACED SHALE
POROUS REPLACED DOL. 50% BARITE
40% BARITE
Ag 7 ozs.
Ag 4 ozs.
Ag 3½ ozs.
Pb 4%
Ag 4 ozs.
0 5 10 FT.
SCALE
Proposed shallow drill holes to the north

Significant Silver in North Wall

1977 Geology Report by Van der Ley

Photo in 2012

Figure 2.

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(2) Title & Holding Requirements

On June 11, 2012, Standard Gold and Arden Larson (“Larson”) entered into an Option to Purchase and Royalty Agreement pursuant to which Larson granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Klondike Project property free and clear of all charges encumbrances and claims. In order to maintain the working right and option, Standard Gold is obligated to pay Larson an aggregate of $575,000 over a 10-year period plus net smelter royalties from the claims and an area of interest.

(3) History

The Alpha Mining District was organized about 1877 but no significant activity occurred until 1895. There is no record of production but tonnages were small. A second period of activity began with the discovery of the Old Whelan Mine, which was believed to have shipped to Salt Lake City, Utah. The Prince of Wales Mine produced copper sulfide ores from shallow workings during World War I.  Since then the district has been idle but was evaluated in detail in 1977 by W. Van der Ley, a consulting geologist.  During 2010 until mid-2012 Arden Larson, Geologist, investigated the property and staked the first 64 claims. Since then Standard Gold staked an additional 168 claims to cover most of the Alpha Mining District.

(4) Property Status and Plans

The Company’s property contains no known reserves and no plant or equipment.  The Company and its independent consultants have developed a mapping and drilling program to explore several priority targets observed on the Klondike claims. The first phase of this program will focus on those targets having shallow high grade silver potential.

(5) Geology

The prospect pits, adits and shafts on the Klondike claims are located primarily in the lower elevations of the west side of the Sulphur springs Mountain range in Paleozoic lower plate carbonates and siliciclastics in NE trending fault breccia zones.  The western part of the area may be a structural outlier from the main range front fault.  This outlier is a much dissected faulted section of lower Paleozoic rocks in fault contact with the upper plate units of the Roberts Mountain Thrust. In addition to shallow silver, copper, lead, zinc and barite occurrences, the area also has a strong geochemical signature of molybdenum.

Corporate and Project Funding

As corporate and project plans require significant funding, the Company continues to undertake significant investor awareness programs to attract investors and enhance its share price in an economic environment that is currently difficult. It must be noted that all costs related to marketing have been accounted accordingly.

Marketing expenses from inception (January 12, 2010) through December 31, 2012 were approximately $1,646,000. Approximately $766,000 of the expense is stock-based compensation for the Company’s marketing and investor relations consultants in accordance with the vesting schedule of the Stock Plan. See Note 2 in the Notes to the Consolidated Financial Statements for additional discussion and valuation of common stock options. In addition, there was approximately $750,000 spent on investor relation programs, including 256,000 shares valued at approximately $152,000 that were issued to various consultants.  We have also spent $22,000 for press releases, $60,000 for website development and maintenance and $42,000 to meet investors and attend industry related conferences.

Competition

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of minerals. Therefore, we will likely be able to sell minerals that we are able to recover. We will

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be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as explosives or large equipment tires, and certain equipment such as bulldozers and excavators and services, such as contract drilling that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need, we may have to suspend our exploration plans until we are able to secure them.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally. We will also be subject to the regulations of the BLM and Arizona with respect to mining claims on Federal lands and three exploration permits on Arizona state lands at the Newsboy Project.

We are required to pay annual maintenance fees to the BLM to keep our Federal lode and placer mining claims in good standing. The maintenance period begins at noon on September 1st through the following September 1st and payments are due by the first day of the maintenance period. The annual fee is $ $140 per lode claim and for each 20 acre portion of a placer claim. The Arizona state exploration permits currently are $13,440 per year.

Future exploration drilling on any of our properties that consist of BLM land will require us to either file a Notice of Intent or a Plan of Operations with the BLM, depending upon the amount of new surface disturbance that is planned. A Notice of Intent is required for planned surface activities that anticipate less than 5.0 acres of surface disturbance, and usually can be obtained within a 30 to 60-day time period. A Plan of Operations will be required if there is greater than 5.0 acres of new surface disturbance involved with the planned exploration work. A Plan of Operations can take several months to be approved, depending on the nature of the intended work, the level of reclamation bonding required, the need for archeological surveys, and other factors as may be determined by the BLM.

Research and Development

As of the date of this filing we have had no expense related to research and development.

Corporate Office

Our principal executive office is 897 Quail Run Drive, Grand Junction, CO 81505. Our main telephone number is (970) 628-1670. Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.

Employees

As of the date of this filing, we employ 2 full-time employees, including our Chief Executive Officer.  We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations, exploration, development, permitting, and other administrative functions, and may staff further with employees as we expand activities and bring new projects on line.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

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MANAGEMENT

Directors and Executive Officers

As of the date of this filing the following persons are our executive officers and directors, and hold the positions set forth opposite their respective names.

Name	Age	Position
David Beling	71	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Alan Lindsay	61	Chairman

David Beling

Mr. Beling, was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director on July 27, 2011.  Mr. Beling has been a management consultant with D C Beling & Associates, LLC since January 1, 2011 and was Executive Vice President and Chief Operating Officer of Geovic Mining Corp. (TSXV) from January 1, 2004 through December 31, 2010. Mr. Beling has served as a member of the board of directors of Quantum Rare Earths Dev. Corp (TSXV) since June 6, 2011 and Animas Resources Ltd.(TSXV) since June 5, 2012 . Mr. Beling was a member of the Boards of Directors of Coyote Resources, Inc. (OTCBB) from March 17, 2011 until September 2011, Romarco Minerals, Inc. (TSX) until September 2009 and Rare Element Resources (TSXV) until March 2008. Mr. Beling was the President and COO of AZCO Mining Inc. (TSXV: AMEX) from 1992 through 1996 and the Senior Vice President of Hycroft Resources & Dev. Inc. (VSX) from 1987 until 1992. He previously worked for several major US and junior Canadian mining companies. Mr. Beling was chosen as a director of the Company based on his 49 years of professional, management and executive experience in the mining industry, particularly with the evaluation, development and production of several precious metal projects.

Alan Lindsay

Mr. Lindsay was appointed as the Company’s Chairman on July 27, 2011.  Mr. Lindsay continues to serve on the Board of Terra Firma Resources Inc. (TSX.V) since August 2011. Mr. Lindsay is the co-founder of Uranium Energy Corp. in 2005 and continues to serve as its Chairman.  He is also a founder of MIV Therapeutics Inc. ("MIVT") and from 2001 to January 2008 served as the Chairman, President and CEO. Mr. Lindsay was a founder of AZCO Mining Inc. (TSX:AMEX) and served as Chairman, President and CEO from 1992 to 2000. Mr. Lindsay also co-founded Anatolia Minerals Development and New Oroperu Resources, two publicly traded companies with gold discoveries. Mr. Lindsay was Chairman of TapImmune from 2007 to 2009 and helped reorganize the company and arranged for the acquisition of the technology from The University of British Columbia. Mr. Lindsay was a Director of Strategic American Oil Corporation from 2007-2010. Mr. Lindsay also served on the Board of Hana Mining Ltd. from 2005 to 2008.  Mr. Lindsay was chosen to be a director of the Company based on his general industry experience.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Corporate Governance

Meetings and Committees of the Board of Directors

Our Board of Directors did not hold any formal meetings during the year ended December 31, 2012 or for the current fiscal year but did take action by unanimous written consent in lieu of meetings on several occasions.

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee. Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to separate these roles. Mr. Beling is our President, Chief Executive Officer and Chief Financial Officer. Mr. Lindsay is the Chairman of our Board of Directors. We believe it is in the best interest of the Company to have the Chairman and Chief Executive Officer roles separated because it allows us to separate the strategic and oversight roles within our board structure.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

We currently have two directors serving on our Board of Directors, Mr. David Beling and Mr. Alan Lindsay.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the NYSE AMEX, Mr. Lindsay would be considered an independent director of the Company.

Board Assessment of Risk

Our risk management function is overseen by our Board. Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks. Mr. David Beling, a director and our President and Chief Executive Officer, works closely together with the Board once material risks are identified on how to best address such risk. If the identified risk poses an actual or potential

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conflict with management, our independent directors may conduct the assessment. The Board of Directors focuses on these key risks and interfaces with management on seeking solutions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and chief financial officer. No other executive officer had annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Beling, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (1)	2012	$200,000	--	$148,000	--	--	--	--	$348,000
	2011	$83,333	$16,667	--	$557,994	--	--	--	$657,994
Andrea Schlectman (2)	201 2	--	--	--	--	--	--	--	--
	201 1	--	--	--	--	--	--	--	--
Joshua Bleak (3)	201 2	--	--	--	--	--	--	--	--
	201 1	--	--	--	--	--	--	--	--

___________

*	Stock awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(1)	Appointed on July 27, 2011. Salary and bonus for the period August through December 2011.
(2)	Resigned on July 27, 2011
(3)	Chief Executive Officer of Standard Gold Corp. from January 12, 2010 until October 26, 2011

Outstanding Equity Awards At Year End December 31, 2012

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)
David Beling	750,000	500,000	$0.40	09/30/2021	500,000

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Stock Incentive Plan

On September 30, 2011, our board adopted the 2011 Equity Incentive Plan. The 2011 Equity Incentive Plan reserves 4,500,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company. On September 30, 2011, we authorized for issuance under the 2011 Equity Incentive Plan options to purchase an aggregate of 4,060,000 shares of our common stock at an exercise price of $0.40 per share, of which options to purchase 1,250,000 shares were issued to Mr. Beling, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, options to purchase 1,200,000 shares were issued to Mr. Lindsay, the Chairman of our board of directors, and options to purchase 1,610,000 shares were issued to certain consultants and employees of the Company.

Employment Agreements

On September 30, 2011, we entered into an employment agreement with David Beling pursuant to which Mr. Beling would serve as our President and Chief Executive Officer for a period of two years in consideration for an annual salary of $200,000 and options to purchase an aggregate of 1,250,000 shares of the Company’s common stock at a strike price of $0.40 per share.  Mr. Beling received a signing bonus of $16,667.  The term of the option is ten years and vest 20% on the following schedule:

Date Installment Becomes Exercisable
December 19, 2011
March 31, 2012
September 30, 2012
March 31, 2013
September 30, 2013

Upon termination of Mr. Beling’s employment prior to expiration of the Employment Period (unless Mr. Beling’s employment is terminated for Cause or Mr. Beling terminates his employment without Good Reason) (as such terms are defined in Mr. Beling’s employment agreement), Mr. Beling shall be entitled to receive any and all reasonable expenses paid or incurred by Mr. Beling in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date, any accrued but unused vacation time through the termination date in accordance with Company policy and an amount equal to Mr. Beling’s base salary and annual bonus during the prior 12 months.

Director Compensation

On September 30, 2011, we granted Mr. Lindsay options to purchase 1,200,000 shares of common stock under the 2011 Equity Incentive Plan at an exercise price of $0.40 per share.  The options vest in equal installments on December 19, 2011, March 31, 2012, September 30, 2012, March 31, 2013 and September 30, 2013.  The following table sets forth the compensation paid to directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Alan Lindsay	$-	$-	$-	$-	$-	$-	$-

David Beling (2)	$-	$-	$-	$-	$-	$-	$-

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(1)	The amount for option awards reflect the aggregate grant date fair value with respect to stock options granted in accordance with ASC Topic 718.

(2)	David Beling’s compensation was previously disclosed in the Executive Compensation section of this prospectus above.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Bullfrog Gold Corp.

On September 25, 2007, 1,500 shares were issued to Andrea Schlectman, our then President, Principal Executive Officer, Principal Financial Officer and Director, in connection with the organization of the Company.

On June 1, 2008, 2,500,000 shares were issued to Andrea Schlectman as reimbursement for Ms. Schlectman's payment of $5,000 on behalf of the Company for its mining claim.

Ms. Schlectman made certain loans to the Company which were interest free and bore no specific terms for repayment. As of July 31, 2011, the balance due on the loans was $56,500. The Company was relieved of any obligation to pay the foregoing loan pursuant to the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of September 30, 2011.

On August 12, 2011, the Company sold an aggregate of 2,000,000 shares of common stock to the Beling Family Trust, of which David Beling, our President, Chief Executive President, Chief Financial Officer and Director, holds voting and dispositive power, for an aggregate purchase price of $200.

On September 30, 2011, the Beling Family Trust, of which David Beling, our President, Chief Executive President, Chief Financial Officer and Director holds voting and dispositive power, purchased 200,000 Units in the 2011 Private Placement.

On November 2, 2012, the Board of Directors unilaterally amended the exercise price of the Warrants as part of the 2011 Private Placement from $0.60 to $0.40.  Mr. Beling was an investor in the 2011 Private Placement and received 100,000 Warrants as part of that investment.

On December 21, 2012, the Board of Directors of the Company approved a stock compensation distribution to David Beling, the Chief Executive Officer and President of the Company, and Tyler Minnick, the Company’s Vice President of Administration and Finance in lieu of a cash year-end bonus and performance bonus. The Company awarded a total of 400,000 shares of its restricted common stock, par value $0.0001 per share (the “Common Stock”) to Mr. Beling and awarded 100,000 shares of its restricted Common Stock to Mr. Minnick. The restricted stock awards were made at $0.37 per share determined by the Company’s board of directors based on the closing price of the Company’s Common Stock on the Over the Counter Bulletin Board on December 21, 2012. The restricted stock awards of Common Stock are 100% percent vested as of the grant date. There are no plans to register the shares of restricted stock and therefore sales of such shares will be subject to transfer restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

Pursuant to Mr. Beling’s employment contract with the Company, the Company will reimburse Mr. Beling $600 per month for space used for the Company’s current principal executive office.

Standard Gold Corp.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note was payable on demand and bore interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp., Oliver Lindsay, is also the Executive Vice President of Standard Gold.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of September 5 , 2013 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Bullfrog Gold Corp, 897 Quail Run Drive, Grand Junction, CO 81505. Shares of common stock subject to options, warrants, conversion rights or other rights currently exercisable or exercisable within 60 days of September 5 , 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.  The percentage ownership shown in such table is based upon the 44,263,545 shares that were issued and outstanding on September 5 , 2013.

Name and Address	Shares Owned	Percentage

David Beling (1) 897 Quail Run Drive Grand Junction, CO 81505	3,850,000	8.5
Alan Lindsay (2) 10 Market St, Ste 246 Camana Bay Grand Cayman, Cayman Islands KY1-9006	2,308,859	5.1
Barry Honig (3) 4400 Biscayne Blvd #850 Miami, FL 33137	2,479,600	5.6
Lindsay Capital Corp. (4) 802 Grand Pavillion Commercial Centre West Bay Road Grand Cayman, Cayman Islands KY1-1204	2,425,310	5.4
Alpha Capital Anstalt (5) Pradafant 7 9490 Furstentums Vaduz, Liechtenstein	2,500,000	5.7

All executive officers and directors as a group (2 persons) (1) (2)	6,158,859	13.2

(1)	Represents 2,200,000 shares held by the Beling Family Trust of which David Beling has voting and dispositive power, 400,000 shares held by David Beling and options to purchase 1,250,000 shares of common stock at $.40 per share which may be exercised within 60 days. Excludes Warrants to purchase 100,000 shares of the Company's common stock at $0.40 per share, issued to the Beling Family Trust in the 2011 Private Placement. The Warrants may not be exercised and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock, The restriction described above may be waived, in whole or in part, upon sixty-one (61) days prior notice from the holder of the Warrant to the Company. The number of shares reflected in the Beneficial Ownership Table is limited accordingly. Without the 4.99% limitation total shares owned after exercise of 100,000 warrants would be 3,950,000 or 8.7%.
(2)	Represents 1,108,859 shares of common stock, including 151,874 shares of common stock held by Mr. Lindsay’s wife. Includes options to purchase 1,200,000 shares of common stock exercisable at $0.40 per share which are exercisable within 60 days.

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(3)

 Includes:

•          825,000 shares of common stock held by Mr. Honig,

•         1,404,600 shares of common stock held by GRQ Consultants, Inc. 401k Plan (“GRQ 401k Plan”)

•         250,000 shares of common stock held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined Benefit Plan”).

Excludes:

•         987,500 shares of common stock issuable upon the exercise of outstanding warrants held by Mr. Honig

•         788,461 shares of common stock held in UTMA accounts of Mr. Honig’s children, over which accounts Mr. Honig has no voting or dispositive power

•         125,000 shares of common stock issuable upon the exercise of outstanding warrants held in UTMA accounts of Mr. Honig’s children, over which accounts Mr. Honig has no voting or dispositive power

•         1,304,600 shares of common stock issuable upon the exercise of outstanding warrants held by GRQ 401k Plan

•         125,000 shares of common stock issuable upon the exercise of outstanding warrants held by GRQ Defined Benefit Plan

(b)  The warrants may not be exercised and the holder may not receive shares of common stock within 60 days such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock. The percentage of ownership is therefore limited accordingly. The shares of common stock owned by GRQ 401k Plan and GRQ Defined Benefit Plan are deemed to be indirectly owned and controlled by Barry Honig.

Without the 4.99% limitation total shares owned after exercise of 2,417,100 warrants would be 6,913,481 or 15.7%.

(4)	Oliver Lindsay holds voting and dispositive power over shares held by Lindsay Capital Corp. Represents 1,825,310 shares of common stock and options to purchase 600,000 shares of the Company’s common stock exercisable at $0.40 per share and which are exercisable within 60 days. Does not include 687,500 shares of Series A Preferred Stock, warrants to purchase 356,375 shares of common stock at $0.40 per share or warrants to purchase 1,800,060 shares of common stock at $0.35 per share. The Warrants and the Preferred Stock may not be exercised or converted, as the case may be, and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise or conversion (as the case may be) exceeds 4.99% of the issued and outstanding shares of common stock unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant or the Series A Certificate of Designation. The number of shares reflected in the Beneficial Ownership Table is limited accordingly. Without the 4.99% limitation total shares owned after exercise of 687,500 shares of Series A Preferred Stock and 2,156,435 warrants would be 5,269,245 or 12.2%. Oliver Lindsay is the son of Alan Lindsay. Alan Lindsay is not affiliated with Lindsay Capital Corp.
(5)	Kondrad Ackermann holds voting and dispositive power over shares held by Alpha Capital Anstalt . Excludes warrants to purchase 2,500,000 shares of the Company's common stock at $0. 35 per share. The Warrants may not be exercised and the holder may not receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise exceeds 4.99% of the then issued and outstanding shares of common stock, unless the Company receives a written waiver of such provision in accordance with the terms of the Warrant. The number of shares reflected in the Beneficial Ownership Table is limited accordingly. Without the 4.99% limitation total shares owned after exercise of 2,500,000 warrants would be 5,000,000 or 11.4%.

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SELLING STOCKHOLDERS

Up to 7,000,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include 7,000,000 shares of common stock issuable upon the exercise of outstanding warrants issued to RMB as part of the Facility.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 7,000,000 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have had a material relationship with us within the past three years as described in the Liquidity and Capital Resources section of the Management’s Discussion and Analysis.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 44,263,545 shares of common stock outstanding as of September 5 , 2013.

	Ownership Before Offering		Ownership After Offering (1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
RMB Australia Holdings Limited (2)	7,000,000	7,000,000	0	0.00%

(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.
(2)

Gregory Steven Gay, Arnold Vogel, Martin Oberholster and Gert Krugerand are each a director of RMB

Australia Holdings Limited and exercise the voting and dispositive powers with regard to the shares being offered by this selling stockholder.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized 250,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

As of September 5 , 2013, we had issued and outstanding securities on a fully diluted basis:

•	44,263,545 shares of common stock;
•	687,500 shares of Series A Preferred Stock;
•	400,000 shares of Series B Preferred Stock;
•	Warrants to purchase 21,352,285 shares of common stock (which includes the 7,000,000 warrants issued to RMB); and
•	Options to purchase 4,060,000 shares of common stock

Common Stock

The holders of the Common Stock will be entitled to one vote per share. In addition, the holders of the Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Board of Directors has designated 5,000,000 shares of Preferred Stock as “Series A Preferred Stock”.  Each share of Series A Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Our Board of Directors has designated 5,000,000 shares of Preferred Stock as “Series B Preferred Stock”.  Each share of Series B Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock.  The holders of the Company’s Series B Preferred

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Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

As of September 5 , 2013, the Company has 687,500 shares of Series A Preferred Stock and 400,000 shares of Series B Preferred Stock remaining to convert into Common Stock.

Options and Warrants

Options under the Plan

The Company has adopted its 2011 Equity Incentive Plan pursuant to which 4,500,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, consultants, and other service providers. On September 30, 2011, we authorized for issuance an aggregate of 4,060,000 ten year options exercisable at $0.40 per share and vest 20% on the following schedule:

Date Installment Becomes Exercisable
December 19, 2011
March 31, 2012
September 30, 2012
March 31, 2013
September 30, 2013

Warrants

In connection with the 2011 Private Placement, we issued three year warrants to purchase an aggregate of 4,563,625 shares of our common stock at an exercise price of $0.60 per share, subject to certain adjustments.  The Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  For a period of twelve months from the date of issuance, the warrants are subject to standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price. The Warrants may be exercised on a cashless basis in the event there is no effective registration statement registering the resale of the underlying common stock at any time after the date the Company is required to have its registration statement declared effective by the SEC pursuant to the terms of the registration rights agreement entered into in connection with the 2011 Private Placement. These warrants are not part of this registration statement.

On November 2, 2012 the Board of Directors unilaterally amended the exercise price of the 2011 Warrants as part of the 2011 Private Placement from $0.60 to $0.40.

In connection with the 2012 Private Placement, we issued four year warrants to purchase an aggregate of 7,560,600 (which includes 180,000 that are not part of this registration statement) shares of our common stock at an exercise price of $0.35 per share, subject to certain adjustments.  The warrants issued in connection with the 2012 Private Placement contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  Until the expiration date, the warrants are subject to standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price. Such warrants may be exercised on a cashless basis in the event there is no effective registration statement registering the resale of the underlying common stock at any time after the date the Company is required to have its registration statement declared effective by the SEC pursuant to the terms of the registration rights agreement entered into in connection with the 2012 Private Placement. These warrants are not part of this registration statement.

On December 10, 2012, the Company entered into the Facility Agreement evidencing the Facility with RMB in the amount of $4.2 million. The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes.

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Standard Gold the Company's wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold's obligations under the Facility. Standard Gold paid an arrangement fee of 7% of the Facility amount due upon the first draw down , December 11, 2012, of the Facility a total of $294,000 of which $50,000 was paid May 2012, therefore a balance due of $244,000 was paid to RMB. The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date. Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000. The Facility bears interest at the rate of LIBOR plus 7% with interest payable quarterly in cash. In connection with the Facility, the Company issued 7,000,000 warrants to purchase shares of the Company's common stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility.

In connection with the February 2013 Private Placement, we issued four year warrants to purchase an aggregate of 1,848,060 shares of our common stock at an exercise price of $0.35 per share, subject to certain adjustments.  The Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  Until the expiration date, the warrants are subject to standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price. These warrants may be exercised on a cashless basis in the event there is no effective registration statement registering the resale of the underlying common stock at any time after the date the Company is required to have its registration statement declared effective by the SEC pursuant to the terms of the registration rights agreement entered into in connection with the February 2013 Private Placement. These warrants are not part of this registration statement.

In connection with the June 2013 Private Placement, we issued three year warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.35 per share, subject to certain adjustments.  These warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  Until the expiration date, the warrants are subject to standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price. These warrants are not part of this registration statement.

On June 4, 2013, the Company issued Arden Larson 80,000 units (“Larson Units”), with each Larson Unit consisting of one (1) share of the Company’s Common Stock and a warrant at a purchase price of Twenty Five Cents ($0.25) per Larson Unit for a total of $20,000. Each Larson Unit consists of: (i) one (1) share of the Company’s Common Stock and (ii) a three (3) year warrant to purchase a share at a per share exercise price of $0.35. These warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  These warrants are not part of this registration statement.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

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The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Changes in and Disagreements with Accountants

On September 30, 2011, the board of directors of the Company approved the dismissal of Bernstein & Pinchuk LLP (“B&P”) as the Company’s independent registered public accounting firm.  B&P’s dismissal was effective immediately.

During the fiscal years ended October 31, 2010 and 2009, B&P’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except B&P’s audit report for the years ended October 31, 2010 and 2009 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended October 31, 2010 and 2009 and the subsequent period through September 30, 2011, (i) there were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On September 30, 2011, the Company engaged Peterson Sullivan LLP (“Peterson”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on September 30, 2011.

During the years ended October 31, 2010 and 2009 and the subsequent interim period through September 30, 2011, the Company did not consult with Peterson regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

54

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such

55

sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The consolidated financial statements of Bullfrog Gold Corp., formerly Kopr Resources Corp., for the periods from January 12, 2010 (Inception) to December 31, 2012 have been audited by Peterson Sullivan LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

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We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 897 Quail Run Drive, Grand Junction, CO 81505, Attention: David Beling, President.

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FINANCIAL STATEMENTS

BULLFROG GOLD CORP.

Index to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-3
Consolidated Statements of Operations For the Years Ended December 31, 2012 and 2011, and the Period from January 12, 2010 (Inception) through December 31, 2012	F-4
Consolidated Statement of Stockholders’ Equity (Deficit) For the Period from January 12, 2010 (inception) through December 31, 2012	F-5
Consolidated Statements of Cash Flows For the Years Ended December 31, 2012 and 2011, and the Period from January 12, 2010 (Inception) through December 31, 2012	F-6
Notes to Consolidated Financial Statements	F-7
Consolidated Balance Sheets as of June 30, 2013 and December 31, 2012	F-21
Consolidated Statements of Operations For the Three Months and Six Months Ended June 30, 2013 and 2012, and the Period from January 12, 2010 (Inception) through June 30, 2013	F-22
Consolidated Statements of Cash Flows For the Six Months Ended June 30, 2013 and 2012, and the Period from January 12, 2010 (Inception) through June 30, 2013	F-23
Notes to Consolidated Financial Statements	F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bullfrog Gold Corp.

Grand Junction, CO

We have audited the accompanying consolidated balance sheets of Bullfrog Gold Corp. and Subsidiary ("the Company") (an exploration stage company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2012 and 2011, and for the cumulative period from January 12, 2010 (inception) to December 31, 2012.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bullfrog Gold Corp. and Subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years ended December 31, 2012 and 2011, and for the cumulative period from January 12, 2010 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 18, 2013

F-2

BULLFROG GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

Assets	12/31/12	12/31/11

Current assets
Cash and cash equivalents	$603,233	$1,815,055
Deposits	13,344	151,125
Prepaid expenses	478,804	46,619
Total current assets	1,095,381	2,012,799

Other assets
Mineral properties	1,200,700	800,700
Deferred financing fees	1,270,684	-
Total other assets	2,471,384	800,700

Total assets	$3,566,765	$2,813,499

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$84,915	$61,294
Other liabilities	8,462	10,661
Total current liabilities	93,377	71,955

Warrant liability	1,447,905	2,361,925
Note payable	428,148	-

Total liabilities	1,969,430	2,433,880

Stockholders' equity (deficit)
Preferred stock, 50,000,000 shares authorized, $.0001 par value
Series A 3,000,000 issued and 4,586,539 issued and outstanding as of 12/31/12 and 12/31/11, respectively	300	459
Series B 2,004,600 issued and none issued and outstanding as of 12/31/12 and 12/31/11, respectively	200	-
Common stock, 200,000,000 shares authorized, $ .0001 par value; 37,766,385 shares
and 29,897,846 shares issued and outstanding as of 12/31/12 and 12/31/11, respectively	3,777	2,990
Additional paid in capital	5,231,233	2,644,795
Deficit accumulated during the exploration stage	(3,638,175)	(2,268,625)

Total stockholders' equity	1,597,335	379,619

Total liabilities and stockholders' equity	$3,566,765	$2,813,499

See accompanying notes to consolidated financial statements

F-3

BULLFROG GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2012 and 2011, and the Period
from January 12, 2010 (Inception) through December 31, 2012

			Inception
	Year	Year	(January 12, 2010)
	Ended	Ended	through
	12/31/12	12/31/11	12/31/12

Revenue	$-	$-	$-

Operating expenses
General and administrative	1,589,502	608,750	2,217,382
Exploration costs	967,323	127,336	1,105,719
Marketing	1,271,551	374,853	1,646,404

Total operating expenses	3,828,376	1,110,939	4,969,505

Net operating loss	(3,828,376)	(1,110,939)	(4,969,505)

Gain on forgiveness of debt	-	28,499	28,499
Interest expense	(39,771)	(18,941)	(69,070)
Revaluation of warrant liability	2,498,597	(1,126,696)	1,371,901

Net loss	$(1,369,550)	$(2,228,077)	$(3,638,175)

Weighted average common shares outstanding – basic and diluted	30,463,966	14,641,678

Loss per common share – basic and diluted	$(0.04)	$(0.15)

See accompanying notes to consolidated financial statements

F-4

BULLFROG GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Period from January 12, 2010 (inception) through December 31, 2012

						Deficit
	Preferred		Common			Accumulated
	Stock		Stock		Additional	During the	Total
	Shares	Preferred	Shares	Common	Paid In	Exploration	Stockholders'
	Issued	Stock	Issued	Stock	Capital	Stage	Equity (Deficit)

Balance, January 12, 2010 (Inception)	-	$-	-	$-	$-	$-	$-

Acquisition of mineral property, January 2010			923,077	92	208	-	300
Issuance of Common stock for cash, March 2010			5,538,461	554	1,246	-	1,800
Issuance of Common stock for cash, July 2010			1,538,462	154	346	-	500
Issuance of Common stock for cash, August 2010			678,523	68	153	-	221
Net loss for the period January 12, 2010 (Inception) through December 31, 2010	-	-	-	-		(40,548)	(40,548)

Balance, December 31, 2010	-	-	8,678,523	868	1,953	(40,548)	(37,727)

Issuance of Common stock for cash, July and August 2011			1,678,612	168	377		545
Issuance of Common stock for mineral claim purchase option, August 2011			4,000,000	400	-		400

Effect of reverse merger recapitalization, September 30, 2011	711,539	71	10,288,461	1,029	(215,846)		(214,746)
Issuance of stock and warrants in private placement, September 2011	3,875,000	388	5,252,250	525	2,414,758		2,415,671
Additional shareholder contribution, October 2011					51,364		51,364
Stock-based compensation					392,189		392,189
Net loss for the year ended December 31, 2011						(2,228,077)	(2,228,077)

Balance, December 31, 2011	4,586,539	459	29,897,846	2,990	2,644,795	(2,268,625)	379,619

Stock-based compensation					876,351		876,351
Issuance of Common stock for services, April 2012			31,000	3	23,247		23,250
Issuance of Common stock for services, May 2012			25,000	2	16,998		17,000
Issuance of Common stock for services, June 2012			100,000	10	52,990		53,000
Issuance of Common stock for services, July 2012			100,000	10	58,990		59,000
Issuance of Common stock per note payable agreement, October 2012			50,000	5	11,495		11,500
Reclassification of warrant from liability to additional paid in capital, October 2012					73,551		73,551
Issuance of Common stock per note payable agreement, November 2012			100,000	10	37,990		38,000

Conversion of preferred to common stock, November 2012	(1,586,539)	(159)	1,586,539	159			-
Issuance of stock and warrants in private placement, November 2012	2,004,600	200	3,376,000	338	(538)		-
Issuance of stock and warrants in private placement, December 2012			2,000,000	200	186,822		187,022
Issuance of common stock to company employees, December 2012			500,000	50	184,950		185,000
Issuance of warrants in debt facility agreement, December 2012					1,063,592		1,063,592
Net loss for the year ended December 31, 2012						(1,369,550)	(1,369,550)

Balance, December 31, 2012	5,004,600	$500	37,766,385	$3,777	$5,231,233	$(3,638,175)	$1,597,335

See accompanying notes to consolidated financial statements

F-5

BULLFROG GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012 and 2011, and the Period
from January 12, 2010 (Inception) through December 31, 2012

			Inception
	Year	Year	(January 12, 2010)
	Ended	Ended	through
	12/31/12	12/31/11	12/31/12

Cash flows from operating activities
Net loss	$(1,369,550)	$(2,228,077)	$(3,638,175)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on forgiveness of debt	-	(28,499)	(28,499)
Revaluation of warrant liability	(2,498,597)	1,126,696	(1,371,901)
Stock-based compensation	876,351	392,189	1,268,540
Stock issued for services	221,250	-	221,250
Stock issued for financing fee on note payable	49,500	-	49,500
Stock issued to employees	185,000	-	185,000
Amortization of deferred financing fees	36,908		36,908
Change in operating assets and liabilities:
Cash in trust account	-	2,521	-
Receivable from pre-merger Bullfrog	-	48,637	48,637
Deposits	137,781	(99,761)	38,020
Prepaid expenses	(432,185)	(46,619)	(478,804)
Accounts payable	23,621	61,104	84,915
Other liabilities	(2,199)	(2,722)	(4,921)
Accrued interest	1,150	18,941	29,649

Net cash used in operating activities	(2,770,970)	(755,590)	(3,559,881)

Cash flows from investing activity
Acquisition of property	(400,000)	(150,000)	(550,000)

Net cash used in investing activity	(400,000)	(150,000)	(550,000)

Cash flows from financing activities
Proceeds from sales of common stock	-	545	3,066
Proceeds from private placement of common stock, preferred stock and warrants, net of fees	1,575,000	2,710,000	4,285,000
Proceeds from notes payable	628,148	10,100	699,048
Payment of deferred financing fees	(244,000)		(244,000)
Repayment of notes payable	-	-	(30,000)

Net cash provided by financing activities	1,959,148	2,720,645	4,713,114

Net increase in cash and cash equivalents	(1,211,822)	1,815,055	603,233

Cash and cash equivalents, beginning of period	1,815,055	-	-

Cash and cash equivalents, end of period	$603,233	$1,815,055	$603,233

Supplemental cash flow information
Cash paid during year for interest	$1,713

Noncash investing and financing activities
Issuance of common stock for acquisition of mineral property		$400	$700
Issuance of note payable for acquisition of mineral property		$550,000	$650,000
Issuance of note payable for receivable from pre-merger Bullfrog		$250,000	$250,000
Conversion of note payable and accrued interest to common stock, preferred stock and warrants in private placement	$201,150	$940,900	$1,142,050
Contribution of deposits by shareholder		$51,364	$51,364

See accompanying notes to consolidated financial statements

F-6

BULLFROG GOLD CORP.

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Reverse Merger and Recapitalization

On September 30, 2011, Standard Gold Corp. (“Standard Gold”) entered into a Merger Agreement (the “Merger”) with a public shell company, Bullfrog Gold Corp. (“Bullfrog Gold”), formerly known as Kopr Resources Corp. pursuant to which Standard Gold merged with and into a wholly owned subsidiary of Bullfrog Gold as more fully described in Note 2. Such Merger caused Standard Gold to become a wholly-owned subsidiary of Bullfrog Gold. The Merger was accounted for as a reverse-merger and recapitalization and Standard Gold was considered the accounting acquirer for accounting purposes and Bullfrog Gold the acquired company. The business of Standard Gold became the business of Bullfrog Gold. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Merger are those of Standard Gold and are recorded at the historical cost basis of Standard Gold. Bullfrog Gold Corp. along with Standard Gold Corp. is referred to hereafter as “the Company”.

Bullfrog Gold was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp. On July 19, 2011, the Company’s board of directors approved the filing on an Amended and Restated Certificate of Incorporation of Bullfrog Gold with the Secretary of State of the State of Delaware to authorize (i) the change of the name of the Company to "Bullfrog Gold Corp." from "Kopr Resources Corp.” (ii) the increase in the authorized capital stock to 250,000,000 shares and (iii) the change in par value of the capital stock to $0.0001 per share. The Company is in the exploration stage of its resource business. On July 19, 2011, the Company’s board of directors also approved the amendment and restatement of bylaws in order to, among other things, include provisions for board and shareholder meetings.

The Company is a junior exploration company engaged in the acquisition and exploration of properties that may contain gold mineralization in the United States. The Company’s target properties are those that have been the subject of historical exploration. The Company has acquired State Leases and Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold on a total of approximately 11,250 acres (in the normal course of business we have staked over 100 additional mining claims for the Newsboy Project, but these have not yet been filed with the US BLM or Maricopa County. As a result, the official ownership of these claims has not been recorded. After recordation, these additional claims will be owned by the Company and increase our Newsboy Project to approximately 7,400 acres). The Company plans to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Principles of Consolidation

The consolidated financial statements include the accounts of Bullfrog Gold Corp., as of the date of the reverse merger, and its wholly owned subsidiary, Standard Gold Corp. All significant inter-entity balances and transactions have been eliminated in consolidation.

Going Concern and Management’s Plans

The Company has incurred losses from operations since inception and has an accumulated deficit of approximately $3,638,000 as of December 31, 2012. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependent upon attaining profitable operations through achieving revenue growth. However, the Company will now have additional expenses as a result of it being a public company. The closing of the private placement of the Company’s securities for $1,845,150 (the “2012 Private Placement”) included the conversion of debt owed by the Company in the aggregate amount of $200,000 plus interest of $1,150 which was converted on a dollar for dollar basis. In addition, on December 10, 2012, the Company entered into a Facility Agreement evidencing a secured loan (the “Facility”) with RMB Australia

F-7

Holdings Limited (“RMB”), as the lender, in the amount of $4.2 million.  As a result of the $980,000 of net proceeds received from the 2012 Private Placement and the $4.2 million Facility, the Company believes it will have sufficient cash to satisfy the Company’s projected working capital and capital expenditure needs, and debt obligations through December 31, 2013. There are no assurances that the Company will be successful in meeting its cash flow requirements.

Cash and Cash Equivalents and Concentration

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.  At December 31, 2012, the Company’s cash balance was approximately $600,000. To reduce its risk associated with the failure of such financial institution, the Company will evaluate at least annually the rating of the financial institution in which it holds deposits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the year ended December 31, 2012, the Company incurred exploration cost of approximately $967,000.

Costs of property acquisitions are being capitalized.

Deferred Financing Fees

In conjunction with the Facility with RMB, the Company paid financing fees of approximately $1,300,000 in cash and warrants.  These fees were capitalized as deferred financing fees and will be amortized over the life of the Facility using the effective interest method.  Amortization of deferred financing fees included in interest expense in 2012 was approximately $37,000.

Exploration Stage Company

The Company complies with Accounting Standards Codification (“ASC”) 915-235-50 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

Fair Value Measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

·	Level 1 – Valuation based on quoted market prices in active markets for identical assets and liabilities.
·	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.
·	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

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The Company does not have any assets or liabilities measured using Level 1 or 2 inputs. The Company’s Level 3 financial liabilities measured at fair value consisted of the warrant liability as of December 31, 2012 and 2011. See Note 3.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable, and other liabilities and the warrant liability is already recorded at fair value.  The fair value of the Company’s note payable approximates the carrying value based upon current rates available to the Company.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740 , "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of December 31, 2012 or 2011. The periods ended December 31, 2012, 2011 and 2010 are open to examination by taxing authorities.

Long Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Preferred Stock

The Company accounts for its preferred stock under the provisions of Accounting Standards Codification on Distinguishing Liabilities from Equity , which sets forth the standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard requires an issuer to classify a financial instrument that is within the scope of the standard as a liability if such financial instrument embodies an unconditional obligation to redeem the instrument at a specified date and/or upon an event certain to occur. The Company has determined that its preferred stock does not meet the criteria requiring liability classification as its obligation to redeem these instruments is not based on an event certain to occur. Future changes in the certainty of the Company’s obligation to redeem these instruments could result in a change in classification.

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with FASB ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with

F-9

corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

On November 2, 2012, we reduced the exercise price of all 2011 Private Placement warrants to $.40 per share. In accordance with ASC 718 the amount of additional expense recognized was determined by calculating the fair value of the warrants immediately before the modification less the fair value of the warrants as modified. We calculated the fair value of warrants immediately before and after the modification using the Black-Scholes model with the following assumptions:

	Before	After
Fair market value of common stock	$0.38	$0.38
Exercise price	$0.60	$0.40
Term	1.92 Years	1.92 Years
Volatility range	68.4%	68.4%
Risk-free rate	0.25%	0.25%
Fair value of warrant	$398,444	$605,578

The incremental increase in fair value was $207,134.  The 2011 Private Placement warrants were reclassified from liability to equity on October 1, 2012 and therefore there was no effect on the Consolidated Statements of Operations or Consolidated Balance Sheets.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on the volatility of a comparable peer company which is publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of stock are reserved for such purpose.

Net Loss per Common Share

Net losses were reported during the year’s ended December 31, 2012 and 2011.  As such, the Company excluded the following from computation as their effect would be anti-dilutive:

	12/31/12	12/31/11
Stock options	4,060,000	4,060,000
Warrants	19,124,225	4,563,625
Preferred stock	5,004,600	4,586,539

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Management does not believe any of these accounting pronouncements will be applicable and therefore will not have a material impact on the Company's financial position or operating results.

F-10

NOTE 2 - STOCKHOLDER’S EQUITY

Pre-Reverse Merger Transactions

In 2010, Standard Gold began negotiations to acquire a 90% interest in property located near Beatty, Nevada (“the Bullfrog Project”) owned by NPX Metals, Inc. (“NPX Metals”). As of December 31, 2010, Standard Gold had issued 923,077 shares of common stock as consideration for the property interest

The remaining 10% interest in the Bullfrog Project was acquired by Standard Gold from Bull Frog Holdings Inc., in June, 2010 in exchange for $100,000 cash paid directly by one of Standard Gold’s lenders. Bull Frog Holdings, Inc. is an affiliate of NPX Metals.

On May 1, 2011, Standard Gold entered into a final agreement whereby Standard Gold acquired all of the working interest in the Bullfrog Project for a total consideration of a 3% net smelter return royalty due to NPX Metals.

Between July and August 25, 2011, Standard Gold issued a total of 1,678,612 common shares for cash consideration of $545. Such shares are reflective of a reverse split of Standard Gold’s common stock, effective August 26, 2011, on a 1 for 3.25 basis. All share data in the accompanying financial statements and notes have been retroactively restated to reflect the reverse split.

On August 30, 2011, Standard Gold entered into an Agreement of Conveyance, Transfer and Assignment with Aurum National Holdings Ltd. (“Aurum”), pursuant to which the Company purchased an option held by Aurum under that certain Option to Purchase and Royalty Agreement dated as of August 13, 2009 and as amended on June 30, 2011, between Aurum and Southwest Exploration, Inc. (“Southwest”), which gave Aurum the option to purchase a 100% right, title and interest in and to certain mineral claims in Arizona   known as the “Newsboy Project”. In consideration for the assignment of the option, Standard Gold issued to Aurum and its designees an aggregate of 4,000,000 shares of its common stock.  In addition Aurum had made deposits to vendors that were transferred to the Company to be applied to future expenses.  Of these payments, $6,364 was paid back to the Company in October 2011 and $45,000 was applied to exploration costs in November 2011.

On September 28, 2011, Standard Gold and Southwest entered into an Option to Purchase and Royalty Agreement pursuant to which Southwest granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Newsboy Project property free and clear of all charges encumbrances and claims in consideration for $3,425,000, of which $500,000 was previously paid by a third party (the “Prepayment Amount”). The balance due to Southwest on September 30, 2011 of $2,925,000 is payable on the following schedule:

(i)	on January 1, 2012, the sum of US $150,000.00; July 1, 2012 the sum of US $150,000.00;
(ii)	on January 1, 2013, the sum of US $200,000.00; July 1, 2013 the sum of US $200,000.00;
(iii)	on January 1, 2014, the sum of US $250,000.00; July 1, 2014 the sum of US $250,000.00;
(iv)	on January 1, 2015, the sum of US $300,000.00; July 1, 2015 the sum of US $300,000.00;
(v)	on January 1, 2016, the sum of US $350,000.00; July 1, 2016 the sum of US $350,000.00; and
(vi)	on January 1, 2017, the sum of US $425,000.00.

The first option payment of $150,000 was paid in December 2011.  Upon the full payment of the balance of $2,775,000, the option will be considered automatically exercised and the Company will have earned a 100% interest in and to the Newsboy Project property free and clear of all liens and encumbrances. Notwithstanding the foregoing, the Company is obligated to pay a Net Smelter Royalty payment equal to two percent (2%) of the proceeds from the sale or other disposition from any purchaser of any mineral derived from the ore mined from the Newsboy Project property. To retain the property, the Company must also pay the annual claim maintenance fees and file a Notice of Intent to Hold with the Bureau of Land Management and Maricopa County. The Company must also make annual payments for the lands leased from the State of Arizona. Should the Company choose not to maintain the working right and option to the property, the Company can forego future payments to Southwest without penalty. A total of $500,000 was paid to Southwest as part of the option to purchase agreement by third parties, which converted into an aggregate of 1,250,000 Units in the 2011 Private Placement. These payments have been recorded as increases to mineral property on the balance sheet.

F-11

In addition to the above payments, $50,000 was paid to Southwest by a third party for additional direct costs of acquiring the mineral property which converted into an aggregate of 125,000 Units in the 2011 Private Placement. This payment is included as an increase to mineral property on the balance sheet.

Reverse Merger Transaction

On September 30, 2011, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Standard Gold, a privately held Nevada corporation, and Bullfrog Gold Acquisition Corp., the Company’s newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”), pursuant to which Standard Gold merged with and into Acquisition Sub, with Standard Gold as the surviving entity, causing Standard Gold to become the Company’s wholly-owned subsidiary (the “Merger”). The Merger was completed in order to receive financing for the exploration of the Newsboy Project in Arizona and the Bullfrog Project in Nevada.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, an aggregate of 14,357,135 shares of Standard Gold’s common stock issued and outstanding immediately prior to the closing of the Merger were converted into securities of the Company based on the following breakdown: (i) 13,645,596 of the shares of Standard Gold’s outstanding common stock were converted into the right to receive an aggregate of 13,645,596 shares of the Company’s common stock on a one for one basis and (ii) an aggregate of 711,539 of the issued and outstanding shares of common stock of Standard Gold immediately prior to the closing of the Merger was converted into the right to receive an aggregate of 711,539 shares of the Company’s Series A Convertible Preferred Stock on a one for one basis (the “Series A Preferred Stock”), which is convertible into shares of the Company’s common stock on a one for one basis.

2011 Private Placement

Following the closing of the Merger, the Company sold an aggregate of 9,127,250 units in a 2011 Private Placement (the “2011 Private Placement”) at a per unit price of $0.40, with each unit consisting of (i) one share of the Company’s common stock (except that certain investors elected to receive in lieu of common stock, one share of the Company’s Series A Convertible Preferred Stock) and (ii) a three year warrant to purchase shares of common stock equal to 50% of the number of shares purchased in the 2011 Private Placement at an exercise price of $0.60 per share. The Company sold a total of 5,252,250 units consisting of common shares and a total of 3,875,000 units consisting of Series A Preferred Stock, resulting in total proceeds of $3,650,900. The 2011 Private Placement includes the conversion of debt owed by the Company in the aggregate amount of $940,900 which was converted on a dollar for dollar basis into the 2011 Private Placement. Net of converted debt, the 2011 Private Placement generated cash proceeds of $2,710,000.

The Company entered into registration rights agreements (the “Registration Rights Agreements”) with the investors in the 2011 Private Placement.  Effective March 16, 2012, the Company and holders of the majority of Registerable Securities (as defined in the Registration Rights Agreement) agreed to amend the definitions of “Filing Date” and “Effectiveness Date”, as such terms are defined in the Registration Rights Agreement, such that “Filing Date” shall mean 12 months after the Trigger Date and “Effectiveness Date” shall mean eighteen months after the Trigger Date.  On September 24, 2012 the S1 Registration Statement was filed with the SEC.  As of March 11, 2013 the Registration Statement has not been declared effective by the SEC.

Split-Off

Immediately following the closing of the Merger and the 2011 Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred substantially all of its pre-Merger assets and liabilities to its wholly owned subsidiary, Kopr Resources Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, the Company transferred all of the outstanding capital stock of SplitCo to a former officer and director of the Company in exchange for cancellation of an aggregate of   22,510,919 shares of the Bullfrog Gold’s pre-merger common stock held by such person (the “Split-Off”), which left 11,000,000 shares of the Company’s common stock held by persons who were stockholders of Bullfrog Gold prior to the Merger. Of these shares, 9,000,000 shares constituted the Company’s “public float” prior to the Merger that will continue to represent the shares of the Company’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

F-12

As part of the reverse merger, the Company retained $13,383 of Bullfrog Gold’s pre-merger liabilities. In addition, Bullfrog Gold owed Standard Gold $201,363 at the merger date due to its collection of proceeds from a Standard Gold note payable. As a result of the merger, the combined $214,746 related to these balances has been recorded as a reduction in additional paid-in-capital.  If the merger had occurred on the inception date of the Company, the net loss of the combined entity for all periods presented would not differ materially from what is already reported.

Common Stock Options

On September 30, 2011, the Company’s Board of Directors and stockholders adopted the 2011 Stock Incentive Plan (the “2011 Plan”). Under the 2011 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded. The 2011 Plan has reserved 4,500,000 shares of common stock for issuance. All options issued are nonqualified stock options as amended on December 19, 2011.  The modification to the option agreements increased the vesting period for only certain option agreements from one year to two years.  The incremental cost associated with the differential in fair value at the modification date was not material.  The option agreements are exercisable as follows in 20% increments:

Date Installment Becomes Exercisable
December 19, 2011
March 31, 2012
September 30, 2012
March 31, 2013
September 30, 2013

A summary of stock options is presented below:

Recipient	Options	Strike Price	Term
Officer	1,250,000	$0.40	10 years	(1)
Officer	200,000	$0.40	10 years
Consultant	50,000	$0.40	10 years
Consultant	160,000	$0.40	10 years
Consultant	600,000	$0.40	10 years
Consultant	600,000	$0.40	10 years
Director	1,200,000	$0.40	10 years	(2)
TOTAL	4,060,000

(1) Issued to David Beling, the Company's Chief Executive Officer and President.
(2) Issued to Alan Lindsay, the Company's Chairman of the Board of Directors.

Using the Black Scholes option pricing model the following assumptions were made to estimate the fair value of the stock options:

Options	Exercise Price	Volatility	Risk Free Interest Rate	Fair Value
4,060,000	$0.40	78.5%	1.74%	$1,812,203

At December 31, 2012, there was unrecognized compensation expense related to these stock options of $543,661, which is expected to be recognized over a weighted average period of 9 months.

A summary of the stock options as of December 31, 2012 and changes during the period are presented below:

F-13

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance at December 31, 2010	-	-	-	-
Granted	4,060,000	$0.40	10	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Balance at December 31, 2011	4,060,000	$0.40	9.75	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Balance at December 31, 2012	4,060,000	$0.40	8.75	-
Options exercisable at December 31, 2012	2,436,000	$0.40	8.75	-
Options expected to vest	4,060,000			-

Convertible Preferred Stock

In August 2011, the Board of Directors designated 5,000,000 shares of its Preferred Stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock at the option of the preferred holder. The Series A Preferred Stock in not entitled to receive dividends and does not possess redemption rights. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

For the year ended December 31, 2012 there has been 1,586,539 shares of Series A Preferred Stock converted into common stock.  As of March 11, 2013 an additional 2,312,500 shares of Series A Preferred Stock converted into common stock, leaving a total of 687,500 shares of Series A Preferred Stock remaining.

In October 2012, the Board of Directors designated 5,000,000 shares of its Preferred Stock as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one share of common stock at the option of the preferred holder. The Series B Preferred Stock is not entitled to receive dividends and does not possess redemption rights. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock. The holders of the Company’s Series B Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

2012 Private Placement

The Company sold an aggregate of 7,380,600 units in a 2012 Private Placement (the “2012 Private Placement”) at a per unit price of $0.25, with each unit consisting of (i) one share of the Company’s common stock (except that certain investors elected to receive in lieu of common stock, one share of the Company’s Series B Convertible Preferred Stock) and (ii) a four year warrant to purchase shares of common stock equal to 100% of the number of shares purchased in the 2012 Private Placement at an exercise price of $0.35 per share. The 2012 Private Placement was completed in two closings (i) on November 19, 2012 the Company sold an aggregate of 5,380,600 units (which included 804,600 units for the conversion of debt and related interest and 276,000 units in exchange for certain legal fees) with gross proceeds to the Company of $1,345,150 (which included the conversion of debt of $200,000 plus $1,150 interest and $69,000 for certain legal fees) and (ii) on December 17, 2012 the Company sold an aggregate of

F-14

2,000,000 units with gross proceeds to the Company of $500,000.  The Company sold a total of 5,376,000 units consisting of common shares and a total of 2,004,600 units consisting of Series B Preferred Stock, resulting in total proceeds of $1,845,150. The 2012 Private Placement includes the conversion of debt owed by the Company in the aggregate amount of $200,000 plus $1,150 interest which was converted on a dollar for dollar basis into the 2012 Private Placement. Net of converted debt and legal fees, the 2012 Private Placement generated cash proceeds of $1,575,000.

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants or Series B Preferred Stock, as well as Common Stock underlying the warrants issued to the placement agent(s) within 30 days (the “Filing Date”). The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days (the “Effectiveness Deadline”). On February 12, 2013 the S1/A Registration Statement was filed with the SEC.  As of March 11, 2013 the S-1/A Registration Statement has not been declared effective by the SEC.

NOTE 3 – DERIVATIVE FINANCIAL INSTRUMENTS

In applying current accounting standards to the financial instruments issued in the 2011 Private Placement and the 2012 Private Placement, the Company first considered the classification of the Series A and Series B Preferred Stock under ASC 480 Distinguishing Liabilities from Equity , and the Warrants under ASC 815 Derivatives and Hedging . The Series A and Series B Preferred Stock is perpetual preferred stock without redemption or dividend provisions, contingent or otherwise. Further, the Series A and Series B Preferred Stock is convertible into a fixed number of shares of Common Stock with adjustments to the conversion price solely associated with equity restructuring events such a stock splits and recapitalization. Generally redemption provisions that provide for the mandatory payment of cash to the Investor to settle the contract or certain provisions that cause the number of linked shares of Common Stock to vary result in liability classification; and, in some instances, classification outside of stockholders’ equity. There being no such provisions associated with the Series A or Series B Preferred Stock, it is classified as a component of stockholders’ equity.

The warrants were also evaluated for purposes of classification. The warrants issued in the 2011 Private Placement and 2012 Private Placement contains a feature that is not consistent with the concept of stockholders’ equity.  The exercise price of the warrants are subject to adjustment upon the issuance of common stock or common share linked contracts at prices below the contractual exercise prices.  The 2011 Private Placement warrants were subject to price adjustment until October 1, 2012, therefore the 2011 Private Placement warrants have been reclassified to stockholders’ equity as of October 1, 2012.  The 2012 Private Placement warrants price adjustment expires four years after the date of issuance (the “Expiration Date”).  Current accounting standards provide that such provisions are not consistent with the concept of stockholders’ equity. As a result, the 2012 Private Placement warrants require classification in liability as derivative warrants. Derivative warrants are carried initially at fair value (up to the value of cash received) and subsequently at fair value with changes in fair value reflected in income.

	Closing date of private placement			Total warrant liability
	9/30/11	11/19/12	12/17/12
Beginning balance at December 31, 2010	$ --	$ --	$ --	$ --
Issuance of derivative warrants in private placement	1,235,229	--	--	1,235,229
Exercise or expiration	--	--	--	--
Change in fair value of warrant liability	1,126,696	--	--	1,126,696
Balance at December 31, 2011	2,361,925	--	--	2,361,925
Issuance of derivative warrants in private placement	--	1,345,150	312,978	1,658,128
Exercise or expiration	--	--	--	--
Change in fair value of warrant liability	(2,288,374)	(282,499)	72,276	(2,498,597)
Reclassification of warrant from liability to equity	(73,551)	--	--	(73,551)
Ending balance at December 31, 2012	$ --	$1,062,651	$385,254	$1,447,905

F-15

The derivative warrants were calculated using Black-Scholes valuation technique. Significant inputs into this technique are as follows:

2011 Private Placement	9/30/11	12/31/11	10/1/12
Fair market value of common stock	$0.60	$0.95	$0.18
Exercise price	$0.60	$0.60	$0.60
Term (1)	3 Years	2.75 Years	2.0 Years
Volatility range (2)	68.5%	63.9%	69.7%
Risk-free rate (3)	0.50%	0.50%	0.25%

2012 Private Placement	11/19/12	12/17/12	12/31/12
Fair market value of common stock	$0.46	$0.32	$0.37
Exercise price	$0.35	$0.35	$0.35
Term (1)	4 Years	4 Years	(4)
Volatility range (2)	68.7%	68.6%	68.3%
Risk-free rate (3)	0.33%	0.37%	0.36%

(1)	The term is the remaining years until expiration of warrants.
(2)	The Company does not have a trading market value upon which to base its forward-looking volatility. Accordingly, the Company selected a peer company that provided a reasonable basis upon which to calculate volatility.

(3)	The risk-free rate used represents the yield on zero coupon US Government Securities with a period to maturity consistent with the interval described in (2), above.
(4)	The remaining term for the 2012 Private Placement with a November 19, 2012 closing date was 3.88 years, and the December 17, 2012 closing date was 3.96 years.

Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).

The second classification-related accounting consideration related to the possibility that the conversion option embedded in the Series A and Series B Preferred Stock may require classification outside of stockholders’ equity. Generally, an embedded feature in a hybrid financial instrument (such as the Series A and Series B Preferred Stock) that both meets the definition of a derivative financial instrument and is not clearly and closely related to the host contract in term of risks would require bifurcation and accounting under derivative standards. The embedded conversion option is a feature that embodies risks of equity. The Company has concluded that the Series A and Series B Preferred Stock is a contract that affords solely equity risks.

NOTE 4 – NOTE PAYABLE

On December 10, 2012 (the “Closing Date”), the Company entered into a Facility Agreement evidencing a secured loan (the “Facility”) with RMB Australia Holdings Limited (“RMB”), as the lender, in the amount of $4.2 million.  The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes.  Standard Gold Corp., a Nevada Corporation (“Standard Gold”) and the Company’s wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold’s obligations under the Facility.  Standard Gold will pay an arrangement fee of 7% of the Facility amount due upon the first draw down of the Facility.  The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date.  Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000.  The Facility bears interest at the rate of LIBOR plus 7% with interest payable quarterly in cash.  In connection with the Facility, the Company issued 7,000,000 warrants to purchase shares of the Company’s common stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility. The Company met

F-16

all of the conditions precedent to complete the closing for the RMB Facility and is receiving funds from RMB as requested by the Company based on the agreed work program.

In applying current accounting standards to the warrants issued in the Facility with RMB, the Company considered the warrants under ASC 815 Derivatives and Hedging .  Under these standards the warrants would qualify as equity and using the Black Scholes pricing model the following assumptions were made to estimate the fair value of the warrants:

December 10, 2012
Fair market value of common stock	$0.35
Exercise price	$0.35
Term (1)	3 Years
Volatility range (2)	65.8%
Risk-free rate (3)	0.33%

(1)	The term is the remaining years until expiration of warrants.
(2)	The Company does not have a trading market value upon which to base its forward-looking volatility. Accordingly, the Company selected peer companies that provided a reasonable basis upon which to calculate volatility.

(3)	The risk-free rate used represents the yield on zero coupon US Government Securities with a period to maturity consistent with the interval described in (2), above.

The fair value of the warrants were calculated to be $1,063,592 and are classified as deferred financing fees that will be amortized for 24 months from the Closing Date of the RMB Facility.

NOTE 5 – INCOME TAXES

The effective income tax rate for the years ended December 31, 2012 and 2011 consisted of the following:

	2012	2011
Federal statutory income tax rate	(35.0%)	(35.0%)
Other	0.57%	(0.00%)
Permanent differences	0.02%	0.00%
Increase in valuation allowance	34.41%	35.00%
Net income tax provision (benefit)	-	-

The components of the deferred tax assets and liabilities as of December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred tax assets:
Federal and state net operating loss carryovers	$1,118,955	$199,485
Mineral Property	119,639	12,969
Warrant Liability	-0-	394,344
Stock compensation	443,989	137,266
Accrued vacation	2,962	-0-
Reorganization Costs	-0-	49,886
Deferred tax asset	$1,685,545	$793,950

Deferred tax liabilities:
Warrant Liability	(480,165)	-0-
Total deferred liabilities	(480,165)	-0-

Net deferred tax asset	1,205,380	793,950
Less: valuation allowance	(1,205,380)	(793,950)

Deferred tax asset	$ -0-	$ -0-
F-17

The Company has approximately a $3,197,014 net operating loss carryover as of December 31, 2012.  The net operating loss may offset against taxable income through the year ended December 31, 2032.  A portion of the net operating loss carryover begins expiring in 2030 and may be subject to U.S. Internal Revenue Code Section 382 limitations.

The Company has provided a valuation allowance for the deferred tax asset as of December 31, 2012, as the likelihood of the realization of the tax benefits cannot be determined.  The valuation allowance increased by approximately $411,430 and $976,913 for the years ended December 31, 2012 and 2011, respectively.

The Company and our subsidiaries file annual US Federal income tax returns and annual income tax returns for the states of Arizona and Colorado. We are not subject to income tax examinations by tax authorities for years before 2010 for all returns. Income taxing authorities have conducted no formal examinations of our past Federal or state income tax returns and supporting records.

NOTE 6 - ACQUISITION OF OPTION TO PURCHASE KLONDIKE PROJECT

On June 11, 2012, the Company entered into an option agreement with Arden Larson to purchase a 100% interest in the Klondike Project (“Klondike”) that included 64 unpatented mining claims, to which the Company recently staked an additional 100 claims. Klondike is located in the Alpha Mining District about 40 miles north of Eureka, Nevada.

The Company will pay a total of $575,000 to Mr. Larson on the following schedule:

Payment Date	Payment Amount
Effective Date (June 11, 2012)	$25,000
Six months after Effective Date	$25,000
June 11, 2013	$30,000
June 11, 2014	$35,000
June 11, 2015	$40,000
June 11, 2016	$45,000
June 11, 2017	$50,000
June 11, 2018	$55,000
June 11, 2019	$60,000
June 11, 2020	$65,000
June 11, 2021	$70,000
June 11, 2022	$75,000

The Company has the option to buy-down the royalty component by making payments of $500,000 per 0.25% of base net smelter return royalties for gold, silver and other products to Mr. Larson based on the following schedule:

Product	Base net smelter return royalty	Average market price	Maximum buy-down net smelter return royalty
GOLD	1.00	Less than $1,200/troy oz.	0.50
	1.50	$1,201 to $1,600/troy oz.	0.75
	2.00	$1,601 to $2,000/troy oz.	1.00
	2.50	$2,001 to $2,400/troy oz.	1.25
	3.00	$2,401 to $2,800/troy oz.	1.50
	3.50	$2,801 to $3,200/troy oz.	1.75
	4.00	Greater than $3,200/troy oz.	2.00

SILVER	1.00	Less than $15/troy oz.	0.50
	1.50	$15.01 to $30/troy oz.	0.75
	2.00	$30.01 to $45/troy oz.	1.00
	2.50	$45.01 to $60/troy oz.	1.25
	3.00	$60.01 to $75/troy oz.	1.50
	3.50	$75.01 to $90/troy oz.	1.75

	4.00	Greater than $90/troy oz.	2.00

OTHER	2.00	As determined by products	1.00

F-18

In addition, the Company is committed to spend no less than $850,000 for the benefit of the Klondike Project on the following schedule:

1.	$100,000 prior to June 11, 2013
2.	An additional $150,000 prior to June 11, 2014

3.	An additional $200,000 prior to June 11, 2015
4.	An additional $200,000 prior to June 11, 2016

5.	An additional $200,000 prior to June 11, 2017

Should the Company choose not to maintain the work commitment and option to the property, the Company can forego future payments to Mr. Larson without penalty.

NOTE 7 – SUBSEQUENT EVENTS

On January 8, 2013, the Company issued 250,000 shares of common stock, to MockingJay, Inc. for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On January 16, 2013, the Company issued 150,000 shares of common stock, to Verge Consulting for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On January 30, 2013, the Company received $316,856 from RMB as part of the Facility Agreement.

On February 4, 2013, the Company sold an aggregate of 1,800,060 units (the “Units”, “February 2013 Private Placement”) with gross proceeds to the Company of $450,015 to certain accredited investors (the “Investors”) pursuant to a subscription agreement (the “Subscription Agreement”). The proceeds from this offering will be used primarily for a future investor relations campaign.  Each Unit was sold for a purchase price of $0.25 per Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a four-year warrant (the “Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the private placement, the Company issued an aggregate of 1,800,060 shares of its Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

The Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 120 days after the closing date of the private placement covering the resale of the shares of Common Stock underlying the Warrants. The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

The Company paid placement agent fees of $12,000 in cash to a placement agent in connection with the sale of the Units. The placement agent also received Warrants to acquire 48,000 shares of the Company’s Common Stock.

F-19

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) on or prior to April 4, 2013 (the “Filing Date”). The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 60 days (the “Effectiveness Deadline”).

The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

On March 6, 2013, the Company received $242,175 from RMB as part of the Facility Agreement.

F-20

BULLFROG GOLD CORP.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
June 30, 2013 and December 31, 2012

Assets	6/30/13	12/31/12

Current assets
Cash and cash equivalents	$728,328	$603,233
Deposits	13,344	13,344
Prepaid expenses	83,384	478,804
Total current assets	825,056	1,095,381

Other assets
Mineral properties	1,430,700	1,200,700
Deferred financing fees	943,786	1,270,684
Total other assets	2,374,486	2,471,384

Total assets	$3,199,542	$3,566,765

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$65,729	$84,915
Other liabilities	8,546	8,462
Total current liabilities	74,275	93,377

Warrant liability	508,315	1,447,905
Note payable	1,723,973	428,148

Total liabilities	2,306,563	1,969,430

Stockholders' equity (deficit)
Preferred stock, 50,000,000 shares authorized, $.0001 par value
Series A 687,500 and 3,000,000 issued and outstanding as of 6/30/13 and 12/31/12, respectively	69	300
Series B 2,004,600 issued and outstanding as of 6/30/13 and 12/31/12	200	200
Common stock, 200,000,000 shares authorized, $ .0001 par value; 42,458,945 shares and 37,766,385 shares issued and outstanding as of 6/30/13 and 12/31/12, respectively	4,246	3,777
Additional paid in capital	5,978,834	5,231,233
Deficit accumulated during the exploration stage	(5,090,370)	(3,638,175)

Total stockholders' equity	892,979	1,597,335

Total liabilities and stockholders' equity	$3,199,542	$3,566,765

See accompanying notes to consolidated financial statements

F-21

BULLFROG GOLD CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2013 and 2012 and the Period
from January 12, 2010 (Inception) through June 30, 2013

					Inception
					(January 12, 2010)
	Three Months Ended		Six Months Ended		through
	6/30/13	6/30/12	6/30/13	6/30/12	6/30/13

Revenue	$-	$-	$-	$-	$-

Operating expenses
General and administrative	296,907	268,279	651,937	540,112	2,869,319
Exploration costs	42,938	531,811	463,235	860,512	1,568,954
Marketing	486,746	578,297	1,181,410	837,905	2,827,814

Total operating expenses	826,591	1,378,387	2,296,582	2,238,529	7,266,087

Net operating loss	(826,591)	(1,378,387)	(2,296,582)	(2,238,529)	(7,266,087)

Gain (loss) on extinguishment of debt	(6,845)	-	(6,845)	-	21,654
Interest expense	(189,107)	-	(364,819)	-	(433,889)
Revaluation of warrant liability	691,230	421,048	1,216,051	1,213,857	2,587,952

Net loss	$(331,313)	$(957,339)	$(1,452,195)	$(1,024,672)	$(5,090,370)

Weighted average common shares outstanding – basic and diluted	42,278,945	29,927,190	41,246,842	29,912,437

Loss per common share – basic and diluted	$(0.01)	$(0.03)	$(0.04)	$(0.03)

See accompanying notes to consolidated financial statements

F-22

BULLFROG GOLD CORP.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2013 and 2012, and the Period
from January 12, 2010 (Inception) through June 30, 2013

			Inception
			(January 12, 2010)
	Six months ended		through
	6/30/13	6/30/12	6/30/13

Cash flows from operating activities
Net loss	$(1,452,195)	$(1,024,672)	$(5,090,370)
Adjustments to reconcile net loss to net cash used in operating activities
(Gain) loss on extinguishment of debt	6,845	-	(21,654)
Revaluation of warrant liability	(1,216,051)	(1,213,857)	(2,587,952)
Stock-based compensation	362,440	513,912	1,630,980
Stock issued for services	160,000	93,250	381,250
Stock issued for financing fee on note payable	-	-	49,500
Stock issued to employees	-	-	185,000
Amortization of deferred financing fees	326,898	-	363,806
Change in operating assets and liabilities:
Receivable from pre-merger Bullfrog	-	-	48,637
Deposits	-	143,187	38,020
Prepaid expenses	395,420	37,364	(83,384)
Accounts payable	(19,186)	122,485	65,729
Other liabilities	84	1,250	(4,837)
Accrued interest	-	-	29,649

Net cash used in operating activities	(1,435,745)	(1,327,081)	(4,995,626)

Cash flows from investing activity
Acquisition of property	(210,000)	(175,000)	(760,000)

Net cash used in investing activity	(210,000)	(175,000)	(760,000)

Cash flows from financing activities
Proceeds from sales of common stock	-	-	3,066
Proceeds from private placement of common stock, preferred stock and warrants, net of fees	475,015	-	4,760,015
Proceeds from notes payable	1,295,825	-	1,994,873
Payment of deferred financing fees	-	-	(244,000)
Repayment of notes payable	-	-	(30,000)

Net cash provided by financing activities	1,770,840	-	6,483,954

Net increase (decrease) in cash and cash equivalents	125,095	(1,502,081)	728,328

Cash and cash equivalents, beginning of period	603,233	1,815,055	-

Cash and cash equivalents, end of period	$728,328	$312,974	$728,328

Supplemental cash flow information
Cash paid during year for interest	$37,921
Stock issued for lease payment	$20,000	$20,000

See accompanying notes to consolidated financial statements

F-23

BULLFROG GOLD CORP.

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Bullfrog Gold Corp. (the “Company”) is a junior exploration company engaged in the acquisition and exploration of properties that may contain gold, silver and other metals in the United States. The Company’s target properties are those that have been the subject of historical exploration. The Company owns, controls or has acquired mineral rights on State lands, private lands and Federal patented and unpatented mining claims in the states of Arizona and Nevada for the purpose of exploration and potential development of gold, silver and other metals on a total of approximately 13,640 acres. The Company plans to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Basis of Presentation

The consolidated unaudited financial statements included in this Form 10-Q have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, these financial statements do not include all of the disclosures required by U.S. generally accepted accounting principles for complete financial statements.  These consolidated unaudited interim financial statements should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 2012 in our Annual Report on Form 10-K.  The financial information furnished herein reflects all adjustments consisting of normal, recurring adjustments which, in the opinion of management, are necessary for a fair presentation of our financial position, the results of operations and cash flows for the periods presented.  Operating results for the quarterly period and six months ended June 30, 2013 are not necessarily indicative of results for future quarters or periods in the fiscal year ending December 31, 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of Bullfrog Gold Corp. and its wholly owned subsidiary, Standard Gold Corp. All significant inter-entity balances and transactions have been eliminated in consolidation.

Going Concern and Management’s Plans

The Company has incurred losses from operations since inception and has an accumulated deficit of approximately $5,090,000 as of June 30, 2013. The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependent upon attaining profitable operations through achieving revenue growth.

On June 21, 2013, the Company sold an aggregate of 100,000 units (the “June 2013 Units” or “June 2013 Private Placement”) with gross proceeds to the Company of $25,000 to a certain accredited investor (the “June 2013 Investor”) pursuant to a subscription agreement (the “June 2013 Subscription Agreement”). The proceeds from this offering will be used primarily for general corporate expenses.  Each June 2013 Unit was sold for a purchase price of $0.25 per June 2013 Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a three-year warrant (the “June 2013 Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

On February 4, 2013, the Company sold an aggregate of 1,800,060 units (the “February 2013 Units” or “February 2013 Private Placement”) with gross proceeds to the Company of $450,015 to certain accredited investors (the “February 2013 Investors”) pursuant to a subscription agreement (the “February 2013 Subscription Agreement”). The proceeds from this offering will be used primarily for a future investor relations campaign.  Each February 2013 Unit was sold for a purchase price of $0.25 per February 2013 Unit and consisted of: (i) one share of the Company’s Common Stock and (ii) a four-year warrant (the “February 2013 Warrants”) to purchase one hundred (100%)

F-24

percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

In addition, on December 10, 2012 the Company entered into a facility agreement (the “Facility Agreement”) evidencing a secured loan (the “Facility”) with RMB Australia Holdings Limited (“RMB”),  in the amount of $4.2 million, see additional discussion of the Facility Agreement in Note 4. The Company believes it will have sufficient cash to satisfy the Company’s projected working capital and capital expenditure needs, and debt obligations through December 31, 2013. There are no assurances that the Company will be successful in meeting its cash flow requirements.

Cash and Cash Equivalents and Concentration

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation up to $250,000.  At June 30, 2013, the Company’s cash balance was approximately $728,000. To reduce its risk associated with the failure of such financial institution, the Company will evaluate at least annually the rating of the financial institution in which it holds deposits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition and exploration costs are expensed as incurred until such time as economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties.  Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed. During the six months ended June 30, 2013 and 2012, the Company incurred exploration costs of approximately $463,000 and $861,000, respectively.

Costs of property acquisitions are being capitalized.

Deferred Financing Fees

In conjunction with a Facility Agreement evidencing the Facility with RMB, the Company paid financing fees of approximately $1,300,000 in cash and warrants in 2012.  These fees were capitalized as deferred financing fees and will be amortized over the life of the Facility using the effective interest method.  Amortization of deferred financing fees included in interest expense in 2013 was approximately $327,000 during the six months ended June 30, 2013.

Exploration Stage Company

The Company complies with Accounting Standards Codification (“ASC”) 915-235-50 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

Fair Value Measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

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·	Level 1 – Valuation based on quoted market prices in active markets for identical assets and liabilities.
·	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.
·	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

The Company does not have any assets or liabilities measured using Level 1 or 2 inputs. The Company’s Level 3 financial liabilities measured at fair value consisted of the warrant liability as of June 30, 2013 and December 31, 2012. See Note 3.

Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable, and other liabilities and the warrant liability is already recorded at fair value.  The fair value of the Company’s note payable approximates the carrying value based upon the note’s stated variable rate approximating the market rate of the note payable, which is considered a level 3 input.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of June 30, 2013 or December 31, 2012. The periods ended December 31, 2012, 2011 and 2010 are open to examination by taxing authorities.

Long Lived Assets

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Preferred Stock

The Company accounts for its preferred stock under the provisions of the ASC on Distinguishing Liabilities from Equity, which sets forth the standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard requires an issuer to classify a financial instrument that is within the scope of the standard as a liability if such financial instrument embodies an unconditional obligation to redeem the instrument at a specified date and/or upon an event certain to occur. The Company has determined that its preferred stock does not meet the criteria requiring liability classification as its obligation to redeem these instruments is not based on an event certain to occur. Future changes in the certainty of the Company’s obligation to redeem these instruments could result in a change in classification.

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the

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Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). This ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on the volatility of a comparable peer company which is publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of common stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of common stock are reserved for such purpose.

Net Loss per Share of Common Stock

Net losses were reported during the three months ended and six months ended June 30, 2013 and 2012.  As such, the Company excluded the following from computation as their effect would be anti-dilutive:

	6/30/13	6/30/12
Stock options	4,060,000	4,060,000
Warrants	21,152,285	4,563,625
Preferred stock	2,692,100	4,586,539

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the FASB which are not yet effective. Management does not believe any of these accounting pronouncements will be applicable and therefore will not have a material impact on the Company's financial position or operating results.

NOTE 2 - STOCKHOLDER’S EQUITY

2012 Private Placement

The Company sold an aggregate of 7,380,600 units in a 2012 Private Placement (the “2012 Private Placement”) at a per unit price of $0.25, with each unit consisting of (i) one share of the Company’s common stock (except that certain investors elected to receive in lieu of common stock, one share of the Company’s Series B Convertible Preferred Stock) and (ii) a four year warrant to purchase shares of common stock equal to 100% of the number of shares purchased in the 2012 Private Placement at an exercise price of $0.35 per share. The 2012 Private Placement was completed in two closings (i) on November 19, 2012 the Company sold an aggregate of 5,380,600 units (which included 804,600 units for the conversion of debt and related interest and 276,000 units in exchange for certain legal fees) with gross proceeds to the Company of $1,345,150 (which included the conversion of debt of $200,000 plus $1,150 interest and $69,000 for certain legal fees) and (ii) on December 17, 2012 the Company sold an aggregate of

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2,000,000 units with gross proceeds to the Company of $500,000.  The Company sold a total of 5,376,000 units consisting of common shares and a total of 2,004,600 units consisting of Series B Preferred Stock, resulting in total proceeds of $1,845,150. The 2012 Private Placement includes the conversion of debt owed by the Company in the aggregate amount of $200,000 plus $1,150 interest which was converted on a dollar for dollar basis into the 2012 Private Placement. Net of converted debt and legal fees, the 2012 Private Placement generated cash proceeds of $1,575,000.

The Company entered into registration rights agreements with the investors in the 2012 Private Placement, pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of the Common Stock sold in the  2012 Private Placement and underlying any warrants or Series B Preferred Stock, as well as common stock underlying the warrants issued to the placement agent(s) within 30 days  after the consummation of the 2012 Private Placement. The Company agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days.    On May 29, 2013, the Company withdrew the registration statement filed with the SEC pertaining to the 2012 Private Placement.  The Registration Rights Agreement was amended to define the effectiveness date to August 31, 2013.

February 2013 Private Placement

On February 4, 2013, the Company sold an aggregate of 1,800,060 February 2013 Units with gross proceeds to the Company of $450,015 to February 2013 Investors pursuant to February 2013 Subscription Agreement. The proceeds from this offering will be used primarily for a future investor relations campaign.  Each February 2013 Unit was sold for a purchase price of $0.25 per February 2013 Unit and consisted of: (i) one share of the Company’s Common Stock and (ii) a four-year February 2013 Warrant to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the private placement, the Company issued an aggregate of 1,800,060 shares of its Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

The February 2013 Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 120 days after the closing date of the private placement covering the resale of the shares of Common Stock underlying the February 2013 Warrants. The February 2013 Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

The Company paid placement agent fees of $12,000 in cash to a placement agent in connection with the sale of the February 2013 Units. The placement agent also received February 2013 Warrants to acquire 48,000 shares of the Company’s Common Stock.

The Company entered into registration rights agreements with the February 2013 Investors, pursuant to which the Company agreed to file a “resale” registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any February 2013 Warrants, as well as Common Stock underlying the warrants issued to the placement agent(s) on or prior to April 4, 2013 (the “February 2013 Filing Date”). The Company agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company agreed to use its reasonable best efforts to have the registration statement declared effective within 60 days (the “Effectiveness Deadline”). The Company and holders of the majority of Registerable Securities (as defined in the February 2013 Registration Rights Agreement) agreed to amend the definition of “February 2013 Filing Date”, as such term is defined in the February 2013 Registration Rights Agreement, such that “February 2013 Filing Date” shall mean the date that is 30 days after the Form S-1filed September 24, 2012 (the “Registration Statement”) and subsequent amendments has been declared

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effective.  On May 29, 2013, the Company withdrew the Registration Statement filed with the SEC pertaining to the February 2013 Private Placement.

The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the February 2013 Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

June 2013 Private Placement

On June 21, 2013, the Company sold an aggregate of 100,000 June 2013 Units with gross proceeds to the Company of $25,000 to the June 2013 Investor pursuant to the June 2013 Subscription Agreement. The proceeds from this offering will be used primarily for general corporate expenses.  Each June 2013 Unit was sold for a purchase price of $0.25 per June 2013 Unit and consisted of: (i) one share of the Company’s Common Stock and (ii) a three-year June 2013 Warrant to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.  The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)  since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

Recent Sales of Unregistered Securities

On January 8, 2013, the Company issued 250,000 shares of common stock, to MockingJay, Inc. for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On January 16, 2013, the Company issued 150,000 shares of common stock, to Verge Consulting for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On June 4, 2013, the Company issued Arden Larson 80,000 units (“Larson Units”), with each Larson Unit consisting of one (1) share of the Company’s Common Stock and a warrant at a purchase price of Twenty Five Cents ($0.25) per Larson Unit for a total of $20,000. Each Larson Unit consists of: (i) one (1) share of the Company’s Common Stock and (ii) a three (3) year warrant to purchase one share at a per share exercise price of $0.35.  The Larson Units were issued along with cash of $10,000 in settlement of a lease payment.

Convertible Preferred Stock

In August 2011, the Board of Directors of the Company (the “Board of Directors”) designated 5,000,000 shares of its Preferred Stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of common stock at the option of the preferred holder. The Series A Preferred Stock in not entitled to receive dividends and does not possess redemption rights. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

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For the six months ending June 30, 2013 there were 2,312,500 shares of Series A Preferred Stock converted into common stock.  As of June 30, 2013 there have been 3,899,039 shares of Series A Preferred Stock converted into common stock, leaving a total of 687,500 shares of Series A Preferred Stock remaining.

In October 2012, the Board of Directors designated 5,000,000 shares of its Preferred Stock as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible into one share of common stock at the option of the preferred holder. The Series B Preferred Stock is not entitled to receive dividends and does not possess redemption rights. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock. The holders of the Company’s Series B Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Common Stock Options

On September 30, 2011, the Board of Directors and stockholders adopted the 2011 Stock Incentive Plan (the “2011 Plan”). Under the 2011 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded. The 2011 Plan has reserved 4,500,000 shares of common stock for issuance. All options issued are nonqualified stock options as amended on December 19, 2011.  The modification to the option agreements increased the vesting period for only certain option agreements from one year to two years.  The incremental cost associated with the differential in fair value at the modification date was not material.  The option agreements are exercisable as follows in 20% increments:

Date Installment Becomes Exercisable
December 19, 2011
March 31, 2012
September 30, 2012
March 31, 2013
September 30, 2013

A summary of stock options is presented below:

Recipient	Options	Strike Price	Term
Officer	1,250,000	$0.40	10 years	(1)
Officer	200,000	$0.40	10 years
Consultant	50,000	$0.40	10 years
Consultant	160,000	$0.40	10 years
Consultant	600,000	$0.40	10 years
Consultant	600,000	$0.40	10 years
Director	1,200,000	$0.40	10 years	(2)
TOTAL	4,060,000

(1) Issued to David Beling, the Company's Chief Executive Officer and President.
(2) Issued to Alan Lindsay, the Company's Chairman of the Board of Directors.

At June 30, 2013, there was unrecognized compensation expense related to these stock options of $181,221, which is expected to be recognized over a weighted average period of 3 months.

A summary of the stock options as of June 30, 2013 and changes during the period are presented below:

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	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance at December 31, 2012	4,060,000	$0.40	8.75	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Balance at June 30, 2013	4,060,000	$0.40	8.25	-
Options exercisable at June 30, 2013	3,248,000	$0.40	8.25	-
Options expected to vest	4,060,000			-

NOTE 3 – DERIVATIVE FINANCIAL INSTRUMENTS

In applying current accounting standards to the financial instruments issued in the 2011 Private Placement (a Private Placement that was consummated on September 30, 2011 (the “2011 Private Placement”)), 2012 Private Placement and the February 2013 Private Placement, the Company first considered the classification of the Series A and Series B Preferred Stock under ASC 480 Distinguishing Liabilities from Equity, and the Warrants under ASC 815 Derivatives and Hedging. The Series A and Series B Preferred Stock is perpetual preferred stock without redemption or dividend provisions, contingent or otherwise. Further, the Series A and Series B Preferred Stock is convertible into a fixed number of shares of Common Stock with adjustments to the conversion price solely associated with equity restructuring events such a stock splits and recapitalization. Generally redemption provisions that provide for the mandatory payment of cash to the Investor to settle the contract or certain provisions that cause the number of linked shares of Common Stock to vary result in liability classification; and, in some instances, classification outside of stockholders’ equity. There being no such provisions associated with the Series A or Series B Preferred Stock, it is classified as a component of stockholders’ equity.

The warrants were also evaluated for purposes of classification. The warrants issued in the 2011 Private Placement, 2012 Private Placement, February 2013 Private Placement and June 2013 Private Placement contain a feature that is not consistent with the concept of stockholders’ equity.  The exercise price of the warrants is subject to adjustment upon the issuance of common stock or common share linked contracts at prices below the contractual exercise prices.  The 2011 Private Placement warrants were subject to price adjustment until October 1, 2012, therefore the 2011 Private Placement warrants have been reclassified to stockholders’ equity as of October 1, 2012.  The 2012 Private Placement and February 2013 Private Placement warrants price adjustment expires four years after the date of issuance, and the June 2013 Private Placement warrants price adjustment expires three years after the date of issuance.  Current accounting standards provide that such provisions are not consistent with the concept of stockholders’ equity. As a result, the 2012 Private Placement, February 2013 Private Placement and June 2013 Private Placement warrants require classification in liability as derivative warrants. Derivative warrants are carried initially at fair value (up to the value of cash received) and subsequently at fair value with changes in fair value reflected in income.

	Closing date of private placement
	11/19/12	12/17/12	2/4/13	6/21/13	Total warrant liability
Ending balance at December 31, 2012	$1,062,651	$385,254	$-	$-	$1,447,905
Issuance of derivative warrants in private placement	--	--	270,790	5,671	276,461
Exercise or expiration	--	--	--	--	--
Change in fair value of warrant liability	(767,676)	(278,281)	(169,123)	(971)	(1,216,051)
Ending balance at June 30, 2013	$294,975	$106,973	$101,667	$4,700	$508,315

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The derivative warrants were calculated using Black-Scholes valuation technique. Significant inputs into this technique are as follows:

2012 Private Placement	12/31/12	6/30/13
Fair market value of common stock	$0.37	$0.18
Exercise price	$0.35	$0.35
Term (1)	(4)	(5)
Volatility range (2)	68.3%	(6)
Risk-free rate (3)	0.36%	0.66%

February 2013 Private Placement	2/4/13	6/30/13
Fair market value of common stock	$0.32	$0.18
Exercise price	$0.35	$0.35
Term (1)	4 Years	3.60 Years
Volatility range (2)	63.9%	66.3%
Risk-free rate (3)	0.37%	0.66%

June 2013 Private Placement	6/21/13	6/30/13
Fair market value of common stock	$0.20	$0.18
Exercise price	$0.35	$0.35
Term (1)	3 Years	2.98 Years
Volatility range (2)	65.7%	66.6%
Risk-free rate (3)	0.70%	0.66%

(1)	The term is the remaining years until expiration of warrants.
(2)	The Company does not have a trading market value upon which to base its forward-looking volatility. Accordingly, the Company selected a peer company that provided a reasonable basis upon which to calculate volatility.
(3)	The risk-free rate used represents the yield on zero coupon US Government Securities with a period to maturity consistent with the interval described in (2), above.
(4)	The remaining term for the 2012 Private Placement with a November 19, 2012 closing date was 3.88 years, and the December 17, 2012 closing date was 3.96 years.

(5)	The remaining term for the 2012 Private Placement with a November 19, 2012 closing date was 3.39 years, and the December 17, 2012 closing date was 3.47 years.
(6)	The volatility for the 2012 Private Placement with a November 19, 2012 closing date was 66.9%, and the December 17, 2012 closing date was 66.4%.

Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).

The second classification-related accounting consideration related to the possibility that the conversion option embedded in the Series A and Series B Preferred Stock may require classification outside of stockholders’ equity. Generally, an embedded feature in a hybrid financial instrument (such as the Series A and Series B Preferred Stock) that both meets the definition of a derivative financial instrument and is not clearly and closely related to the host contract in term of risks would require bifurcation and accounting under derivative standards. The embedded conversion option is a feature that embodies risks of equity. The Company has concluded that the Series A and Series B Preferred Stock is a contract that affords solely equity risks.

NOTE 4 – NOTE PAYABLE

On December 10, 2012 (the “Closing Date”), the Company entered into the Facility with RMB, as the lender, in the amount of $4.2 million.  The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes.  Standard Gold Corp., a

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Nevada Corporation (“Standard Gold”) and the Company’s wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold’s obligations under the Facility.  Standard Gold paid an arrangement fee of 7% of the Facility amount due upon the first draw down of the Facility.  A total arrangement fee of $294,000 was paid of which $50,000 was paid May 2012 and the balance upon receipt of the first draw down on December 11, 2012, which with the first drawdown advance of approximately $745,000 constituted approximately all of the available credit under the Facility at the time of the draw down. The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date.  Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000.  The Facility bears interest at the rate of LIBOR plus 7% with interest payable quarterly in cash.  In connection with the Facility, the Company issued 7,000,000 warrants to purchase shares of the Company’s Common Stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility. The Company met all of the conditions precedent to complete the closing for the Facility and is receiving funds from RMB as requested by the Company based on the agreed work program.

In applying current accounting standards to the warrants issued in the Facility with RMB, the Company considered the warrants under ASC 815 Derivatives and Hedging.  Under these standards the warrants would qualify as equity.  The fair value of the warrants were calculated to be $1,063,592 and are classified as deferred financing fees that will be amortized for 24 months from the Closing Date of the Facility.

NOTE 5 - COMMITMENTS

Newsboy Project

On September 28, 2011, Standard Gold and Southwest Exploration, Inc (“Southwest”) entered into an Option to Purchase and Royalty Agreement pursuant to which Southwest granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Newsboy Project property free and clear of all charges encumbrances and claims in consideration for $3,425,000, of which $500,000 was previously paid by a third party. The balance due to Southwest on September 30, 2011 of $2,925,000 is payable on the following schedule:

(i)	on January 1, 2012, the sum of US $150,000.00; July 1, 2012 the sum of US $150,000.00;
(ii)	on January 1, 2013, the sum of US $200,000.00; July 1, 2013 the sum of US $200,000.00;
(iii)	on January 1, 2014, the sum of US $250,000.00; July 1, 2014 the sum of US $250,000.00;
(iv)	on January 1, 2015, the sum of US $300,000.00; July 1, 2015 the sum of US $300,000.00;
(v)	on January 1, 2016, the sum of US $350,000.00; July 1, 2016 the sum of US $350,000.00; and
(vi)	on January 1, 2017, the sum of US $425,000.00.

The first four option payments for a total of $700,000 have been paid on schedule.  Upon the full payment of the balance of $2,225,000, the option will be considered automatically exercised and the Company will have earned a 100% interest in and to the Newsboy Project property free and clear of all liens and encumbrances. Notwithstanding the foregoing, the Company is obligated to pay a Net Smelter Royalty payment equal to two percent (2%) of the proceeds from the sale or other disposition from any purchaser of any mineral derived from the ore mined from the Newsboy Project property. To retain the property, the Company must also pay the annual claim maintenance fees and file a Notice of Intent to Hold with the Bureau of Land Management and Maricopa County. The Company must also make annual payments for the lands leased from the State of Arizona. Should the Company choose not to maintain the working right and option to the property, the Company can forego future payments to Southwest without penalty. A total of $500,000 was paid to Southwest as part of the option to purchase agreement by third parties, which converted into an aggregate of 1,250,000 Units in the 2011 Private Placement. These payments have been recorded as increases to mineral property on the balance sheet.

Klondike Project

On June 11, 2012, the Company entered into an option agreement with Arden Larson to purchase a 100% interest in the Klondike Project (“Klondike”) that included 64 unpatented mining claims, to which the Company staked an additional 168 claims. Klondike is located in the Alpha Mining District about 40 miles north of Eureka, Nevada.

The Company will pay a total of $575,000 to Mr. Larson on the following schedule:

F-33

Payment Date	Payment Amount
Effective Date (June 11, 2012)	$25,000
Six months after Effective Date	$25,000
June 11, 2013	$30,000
June 11, 2014	$35,000
June 11, 2015	$40,000
June 11, 2016	$45,000
June 11, 2017	$50,000
June 11, 2018	$55,000
June 11, 2019	$60,000
June 11, 2020	$65,000
June 11, 2021	$70,000
June 11, 2022	$75,000

The Company has the option to buy-down the royalty component by making payments of $500,000 per 0.25% of base net smelter return royalties for gold, silver and other products to Mr. Larson based on the following schedule:

Product	Base net smelter return royalty	Average market price	Maximum buy-down net smelter return royalty
GOLD	1.00	Less than $1,200/troy oz.	0.50
	1.50	$1,201 to $1,600/troy oz.	0.75
	2.00	$1,601 to $2,000/troy oz.	1.00
	2.50	$2,001 to $2,400/troy oz.	1.25
	3.00	$2,401 to $2,800/troy oz.	1.50
	3.50	$2,801 to $3,200/troy oz.	1.75
	4.00	Greater than $3,200/troy oz.	2.00

SILVER	1.00	Less than $15/troy oz.	0.50
	1.50	$15.01 to $30/troy oz.	0.75
	2.00	$30.01 to $45/troy oz.	1.00
	2.50	$45.01 to $60/troy oz.	1.25
	3.00	$60.01 to $75/troy oz.	1.50
	3.50	$75.01 to $90/troy oz.	1.75
	4.00	Greater than $90/troy oz.	2.00

OTHER	2.00	As determined by products	1.00

In addition, the Company is committed to spend no less than $850,000 for the benefit of the Klondike Project on the following schedule:

1.	$100,000 prior to June 11, 2013
2.	An additional $150,000 prior to June 11, 2014
3.	An additional $200,000 prior to June 11, 2015
4.	An additional $200,000 prior to June 11, 2016

5.	An additional $200,000 prior to June 11, 2017

Should the Company choose not to maintain the work commitment and option to the property the Company can forego future payments to Mr. Larson without penalty.

NOTE 6 – SUBSEQUENT EVENTS

On July 16, 2013, 800,000 shares of series B preferred stock was converted to 800,000 shares of common stock.

On July 23, 2013, 804,600 shares of series B preferred stock was converted to 804,600 shares of common stock.

F-34

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,176.73
Accounting Fees and Expenses	$2,000.00
Legal Fees and Expenses	$60,000.00
Miscellaneous Fees and Expenses	$0
Total	$63,176.73

Item 14.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 15.   Recent Sales of Unregistered Securities.

Sales by Standard Gold

II-1

In January 2010, Standard Gold issued 923,077 (post-reverse split on 1 for 3.25 basis) shares to NPX Metals, Inc. under the terms of that certain Agreement of Conveyance, Transfer and Assignment with Bullfrog Holdings, Inc. and NPX Metals, Inc., as amended and restated, in consideration for the rights and title to the Bullfrog Gold mining claim. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the shares for its own account and without a view to distribute them.

Between February 2010 and August 2011, Standard Gold sold an aggregate of 9,434,058 shares of common stock at a per share purchase price of $0.0001 to approximately 42 subscribers. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares and the representation of each investor to the is purchasing the shares for its own account and without a view to distribute them.

On August 30, 2011, Standard Gold issued 4,000,000 shares of common stock to Aurum and its designees in consideration for the assignment of Aurum’s option to purchase under the Option to Purchase and Royalty Agreement between Aurum and Southwest, as further described herein. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of the investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the shares for its own account and without a view to distribute them.

On December 23, 2010, Standard Gold issued a $30,800 unsecured note to Copper Eagle, Inc. The note was payable within five days of demand and bore interest at the rate of 18% per annum. The proceeds of the note were used to repay a previous loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest. The note was issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the note; the representation of the investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D); and the Company's issuance of the note with a restrictive legend.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note was payable on demand and bore interest at the rate of 18% per annum. The note was issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the note; the representation of the investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D); and the Company's issuance of the note with a restrictive legend.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp. The unsecured note was payable on demand and bore interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp. is also an officer of Standard Gold. The note was issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the note; the representation of the investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D); and the Company's issuance of the note with a restrictive legend.

Sales by Bullfrog Gold Corp.

On July 23, 2007, the Company issued 1,500 shares of common stock to Andrea Schlectman, for total proceeds of $10,000.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of the investor to the Company that she is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that she is purchasing the shares for its own account and without a view to distribute them.

II-2

On June 1, 2008, the Company issued 2,500,000 shares of common stock to Andrea Schlectman for total proceeds of $5,000.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of the investor to the Company that she is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that she is purchasing the shares for its own account and without a view to distribute them.

On June 17, 2010 the Company issued 1,000,000 shares of common stock to 30 subscribers for total proceeds of $10,000.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the shares for its own account and without a view to distribute them.

On August 12, 2011, the Company sold an aggregate of 2,000,000 shares of common stock to the Beling Family Trust for an aggregate purchase price of $200. David Beling, the Company’s President, Chief Executive Officer, Chief Financial Officer and Director, holds voting and dispositive power over the shares held by the Beling Family Trust.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it is purchasing the shares for its own account and without a view to distribute them.

On August 30, 2011, the Company sold a convertible promissory note in the principal amount of $150,000 to an accredited investor.  The note was issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the note; the representation of the investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D); and the Company's issuance of the note with a restrictive legend.

On September 30, 2011, the Company entered into subscription agreements (the “2011 Agreements”) with thirty-five accredited investors (the “2011 Investors”) whereby it sold an aggregate of 9,127,250 Units (the “2011 Units”), at a purchase price $0.40 per 2011 Unit for an aggregate purchase price of $3,650,900 (the “2011 Private Placement”). As part of the 2011 Private Placement (and inclusive in the foregoing), the Company (i) exchanged the bridge note in the aggregate principal amount of $150,000 issued by the Company to an investor on a dollar for dollar basis into 375,000 2011 Units in the 2011 Private Placement, (ii) converted an aggregate of $140,900 principal amount of promissory notes issued by Standard Gold into an aggregate of 352,250 2011 Units in the 2011 Private Placement, (iii) converted an aggregate of $550,000 of debt and advances to Standard Gold on a dollar for dollar basis into an aggregate of 1,375,000 2011 Units in the 2011 Private Placement and (iv) exchanged an aggregate of $100,000 of debt owed for consulting services provided to the Company, on a dollar for dollar basis, into an aggregate of 250,000 2011 Units in the 2011 Private Placement. Each 2011 Unit consists of: (i) one share of the Company’s common stock, par value $0.0001 per share (except, at the election of any purchaser who would, as a result of purchase of 2011 Units, become a beneficial owner of five (5%) percent or greater of the outstanding Common Stock of the Company, the 2011 Units consisted of (in lieu of one share of Common Stock) one share of the Company’s Series A Preferred Stock, par value $0.0001 per share which is convertible into one share of Common Stock) and (ii) a three (3) year warrant to purchase 50% percent of the number of shares purchased in the 2011 Private Placement at a per share exercise price of $0.60. An aggregate of 3,875,000 2011 Units consist of Series A Preferred Stock.  The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

II-3

On April 20, 2012, the Company issued 25,000 shares of common stock, to Ten West Holdings for investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On April 30, 2012, the Company issued 6,000 shares of common stock to Randy Perini for advertising services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On May 17, 2012, the Company issued 25,000 shares of common stock, to Ten West Holdings for investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On June 11, 2012, the Company issued 50,000 shares of common stock, to Ten West Holdings for investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On June 27, 2012, the Company issued 50,000 shares of common stock, to Mundial Financial Group for consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On July 3, 2012, the Company issued 100,000 shares of common stock to Interactive Investors for online advertising services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On September 5, 2012, the Company issued and sold to one accredited investor a Promissory Note (the “Promissory Note”) in the principal amount of $200,000. The Promissory Note accrued interest at the rate of three percent (3%) per month, on a 360 day per year basis.  The Promissory Note matured on October 1, 2012 (the “Initial Maturity Date”).  On the Initial Maturity Date, the Company extended the Initial Maturity Date from October 1, 2012 to October 15, 2012 (the “Initial Extension Maturity Date”) by paying to the Holder an initial note extension payment equal to 50,000 shares of the Company’s common stock issuable on the date such extension is elected (the “Initial Extension Payment”).

Furthermore, the Initial Maturity Date of the Note was extended to the Initial Maturity Extension Date and, on such date, the Company failed to pay the principal amount of the Promissory Note, along with all accrued but unpaid interest thereon, and the Initial Extension Maturity Date was automatically extended to December 1, 2012 (the “Second Maturity Date”).   Since the Promissory Note was automatically extended to the Secondary Maturity Date, the Company paid to the holder of the Promissory Note an extension payment equal to 100,000 shares of our common stock (the “Extension Payment”).

On October 24, 2012, the Company issued 50,000 shares for the Initial Extension Payment as part of the Promissory Note agreement. Additionally, on November 29, 2012, the Company issued 100,000 shares for the Prepayment Penalty as part of the Promissory Note.

II-4

The Promissory Note and shares issued pursuant to the Promissory Note were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the note; the representation of the investor to the Company that he is an accredited investor (as that term is defined in Rule 501 of Regulation D); and the Company's issuance of the Promissory Note and shares issued pursuant to the Promissory Note with a restrictive legend.

On November 19, 2012, the Company sold an aggregate of 4,300,000 units (the “November 2012 Units”) with gross proceeds to the Company of $1,075,000 to six accredited investors (the “November 2012 Investors”) pursuant to a subscription agreement.  Each November 2012 Unit was sold for a purchase price of $0.25 per November 2012 Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (or, at the election of any purchaser who would, as a result of purchase of November 2012 Units become a beneficial owner of five (5%) percent or greater of the outstanding Common Stock of the Company, one share of the Company’s Series B Preferred Stock, par value $0.0001 per share, which is convertible into one (1) share of Common Stock, one share of the Company’s Series B Preferred Stock) and (ii) a four-year warrant (the “November 2012 Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock or Series B Preferred Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the private placement, the Company issued an aggregate of 3,100,000 shares of its Common Stock and 1,200,000 shares of its Series B Preferred Stock.  In addition, on November 19, 2012, the holder of the Promissory Note converted such indebtedness in exchange for 804,600 shares of the Company’s Series B Preferred Stock (which includes the conversion of $1,150 of accrued and unpaid interest on the Promissory Note) and November 2012 Warrants to acquire 804,600 shares of the Company’s Common Stock. The Company also issued to its legal counsel 276,000 shares of Common Stock and November 2012 Warrants to acquire 276,000 shares of the Company’s Common Stock in exchange for $69,000 of certain legal fees.  The November 2012 Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 90 days after the closing date of the private placement covering the resale of the shares of Common Stock underlying the November 2012 Warrants. The November 2012 Warrants contains limitations on the holder’s ability to exercise the November 2012 Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.  The Company paid placement agent fees of $45,000 in cash to a placement agent in connection with the sale of the November 2012 Units. The placement agent also received November 2012 Warrants to acquire 180,000 shares of the Company’s Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On December 10, 2012, the Company entered into a Facility Agreement evidencing a secured loan (the "Facility") with RMB Australia Holdings Limited ("RMB"), as the lender, in the amount of $4.2 million. The loan proceeds from the Facility will be used to fund an agreed work program relating to the Newsboy gold project located in Arizona and for agreed general corporate purposes. Standard Gold Corp., a Nevada Corporation ("Standard Gold") and the Company's wholly owned subsidiary is the borrower under the Facility and the Company is the guarantor of Standard Gold's obligations under the Facility. Standard Gold will pay an arrangement fee of 7% of the Facility amount due upon the first draw down of the Facility. The Facility will be available until March 31, 2014 with the final repayment date due 24 months after the Closing Date. Standard Gold has the option to prepay without penalty any portion of the Facility at any time subject to 30 day notice, any broken period costs and minimum prepayment amounts of $500,000. The Facility will bear interest at the rate of LIBOR plus 7% with interest payable quarterly in cash. In connection with the Facility, the Company will issue 7,000,000 warrants to purchase shares of the Company's common stock for $0.35 per share to be exercisable for 36 months after the Closing Date, with the proceeds from the exercise of the warrants to be used to repay the Facility.

On December 13, 2012, we sold an aggregate of 2,000,000 units with gross proceeds to the Company of $500,000 to three accredited investors pursuant to a subscription agreement. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general

II-5

solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On January 8, 2013, the Company issued 250,000 shares of common stock, to MockingJay, Inc. for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On January 16, 2013, the Company issued 150,000 shares of common stock, to Verge Consulting for future investor relations and consulting services. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On February 4, 2013, the Company sold an aggregate of 1,800,060 units (the “February 2013 Units”) with gross proceeds to the Company of $450,015 to five accredited investors (the “February 2013 Investors”) pursuant to a subscription agreement (the “February 2013 Subscription Agreement”).  Each February 2013 Unit was sold for a purchase price of $0.25 per February 2013 Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a four-year warrant (the “February 2013 Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The February 2013 Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 120 days after the closing date of the private placement covering the resale of the shares of Common Stock underlying the February 2013 Warrants. The February 2013 Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.  The Company paid placement agent fees of $12,000 in cash to a placement agent in connection with the sale of the February 2013 Units. The placement agent also received February 2013 Warrants to acquire 48,000 shares of the Company’s Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On June 4, 2013, the Company issued Arden Larson 80,000 units (“Larson Units”), with each Larson Unit consisting of one (1) share of the Company’s Common Stock and a warrant at a purchase price of Twenty Five Cents ($0.25) per Larson Unit for a total of $20,000. Each Larson Unit consists of: (i) one (1) share of the Company’s Common Stock and (ii) a three (3) year warrant to purchase a share at a per share exercise price of $0.35. The Larson Units were issued along with cash of $10,000 in settlement of a lease payment. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof based on the lack of any general solicitation or advertising in connection with the sale of the shares; the investor is purchasing the shares for its own account and without a view to distribute them; and the Company's issuance of the shares with a restrictive legend.

On June 21, 2013, the Company sold an aggregate of 100,000 units (the “June 2013 Units” or “June 2013 Private Placement”) with gross proceeds to the Company of $25,000 to a certain accredited investor (the “June 2013 Investor”) pursuant to a subscription agreement (the “June 2013 Subscription Agreement”). The proceeds from this offering will be used primarily for general corporate expenses.  Each June 2013 Unit was sold for a purchase price of $0.25 per June 2013 Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a three-year warrant (the “June 2013 Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject

II-6

to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the June 2013 Private Placement, the Company issued an aggregate of 100,000 shares of its Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On August 15, 2013, the Company sold an aggregate of 200,000 units (the “August 2013 Units” or “August 2013 Private Placement”) with gross proceeds to the Company of $50,000 to a certain accredited investor (the “August 2013 Investor”) pursuant to a subscription agreement (the “August 2013 Subscription Agreement”). The proceeds from this offering will be used primarily for general corporate expenses.  Each August 2013 Unit was sold for a purchase price of $0.25 per August 2013 Unit and consisted of: (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a three-year warrant (the “August 2013 Warrants”) to purchase one hundred (100%) percent of the number of shares of Common Stock purchased at an exercise price of $0.35 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. In connection with the August 2013 Private Placement, the Company issued an aggregate of 200,000 shares of its Common Stock. The shares were issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares purchased in the offering were restricted in accordance with Rule 144 of the Securities Act and each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

II-7

Item 16.   Exhibits and Financial Statement Schedules.

Exhibit No.		Description

2.1	(1)	Agreement and Plan of Merger, dated as of September 30, 2011, by and among Bullfrog Gold Corp., Standard Gold Corp. and Bullfrog Gold Acquisition Corp.

2.2	(1)	Certificate of Merger, dated September 30, 2011 merging Bullfrog Gold Acquisition Corp. with and into Standard Gold Corp.

3.1	(2)	Amended and Restated Certificate of Incorporation

3.2	(2)	Amended and Restated Bylaws

5.1	*	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	(1)	Form of 2011 Subscription Agreement

10.2	(3)	Form of 2011 Registration Rights Agreement

10.3	(3)	Form of 2011 Warrant

10.4	(1)	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation

10.5	(1)	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (Split-off)

10.6	(1)	Stock Purchase Agreement (Split-off)

10.7	(3)	Form of Directors and Officers Indemnification Agreement

10.8	(3)	Bullfrog Gold Corp. 2011 Equity Incentive Plan

10.9	(3)	Form of 2011 Incentive Stock Option Agreement

10.10	(3)	Form of 2011 Non-Qualified Stock Option Agreement

10.11	(1)	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp and Aurum National Holdings Ltd

10.12	(1)	Amended and Restated Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp, Bullfrog Holdings, Inc. and NPX Metals, Inc.

10.13	(1)	Option to Purchase and Royalty Agreement between Standard Gold Corp. and Southwest Exploration, Inc.

10.14	(1)	Promissory Note

10.15	(1)	Employment Agreement between the Company and Mr. David Beling

10.16	(1)	Consulting Agreement between the Company and Clive Bailey

10.17	(1)	Consulting Agreement between the Company and Robert Allender

II-8

10.18	(4)	Form of 2012 Subscription Agreement

10.19	(4)	Form of 2012 Registration Rights Agreement

10.20	(4)	Form of 2012 Warrant

10.21	(5)	Facility Agreement dated December 10, 2012

10.22	(5)	Security Agreement dated December 10, 2012 entered into by the Company

10.23	(5)	Security Agreement dated December 10, 2012 entered into by Standard Gold

10.24	(5)	Pledge Agreement dated December 10, 2012 entered into by the Company

10.25	(5)	Form of RMB Warrant

10.26	(6)	Consulting Agreement dated December 17, 2012 entered into by the Company and Antibes International Corp.

10.27	(8)	Consulting Agreement between the Company and Joe Wilkins

10.28	(9)	Form of February 2013 Registration Rights Agreement

14.1	(7)	Code of Ethics

16.1	(1)	Letter from Bernstein & Pinchuk

21	(2)	List of Subsidiaries

23.1	**	Consent of Peterson Sullivan LLP

23.2	*	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1		Power of Attorney (Included on signature page)

101.INS		XBRL Instance Document

101.SCH		XBRL Taxonomy Extension Schema Document

101.CAL		XBRL Taxonomy Extension Calculation Linkbase

101.DEF		XBRL Taxonomy Extension Definition Linkbase

101.LAB		XBRL Taxonomy Extension Labels Linkbase

101.PRE		XBRL Taxonomy Extension Presentation Linkbase

II-9

*	To be filed by amendment
**	Filed herewith
(1)	Incorporated by reference to the Form S-1/A, filed with the SEC on December 18, 2012
(2)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on July 22, 2011
(3)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on October 6, 2011
(4)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on November 20, 2012
(5)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on December 12, 2012
(6)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on December 17, 2012
(7)	Incorporated by reference to the Annual Report on Form 10-K, filed with the SEC on February 27, 2012
(8)	Incorporated by reference to the Form S-1/A, filed with the SEC on March 27, 2013
(9)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on February 4, 2013

II-10

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-11

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Junction, State of Colorado, on September 11 , 2013.

BULLFROG GOLD LTD.

September 11, 2013	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Bullfrog Gold Corp., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint David Beling their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Beling	President, Chief Executive Officer, and Chief Financial	September 11, 2013
David Beling	Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Director
/s/ Alan Lindsay	Chairman of the Board of Directors	September 11, 2013
Alan Lindsay

EXHIBIT INDEX

Exhibit No.		Description

2.1	(1)	Agreement and Plan of Merger, dated as of September 30, 2011, by and among Bullfrog Gold Corp., Standard Gold Corp. and Bullfrog Gold Acquisition Corp.

2.2	(1)	Certificate of Merger, dated September 30, 2011 merging Bullfrog Gold Acquisition Corp. with and into Standard Gold Corp.

3.1	(2)	Amended and Restated Certificate of Incorporation

3.2	(2)	Amended and Restated Bylaws

5.1	*	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	(1)	Form of 2011 Subscription Agreement

10.2	(3)	Form of 2011 Registration Rights Agreement

10.3	(3)	Form of 2011 Warrant

10.4	(1)	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation

10.5	(1)	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (Split-off)

10.6	(1)	Stock Purchase Agreement (Split-off)

10.7	(3)	Form of Directors and Officers Indemnification Agreement

10.8	(3)	Bullfrog Gold Corp. 2011 Equity Incentive Plan

10.9	(3)	Form of 2011 Incentive Stock Option Agreement

10.10	(3)	Form of 2011 Non-Qualified Stock Option Agreement

10.11	(1)	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp and Aurum National Holdings Ltd

10.12	(1)	Amended and Restated Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Standard Gold Corp, Bullfrog Holdings, Inc. and NPX Metals, Inc.

10.13	(1)	Option to Purchase and Royalty Agreement between Standard Gold Corp. and Southwest Exploration, Inc.

10.14	(1)	Promissory Note

10.15	(1)	Employment Agreement between the Company and Mr. David Beling

10.16	(1)	Consulting Agreement between the Company and Clive Bailey

10.17	(1)	Consulting Agreement between the Company and Robert Allender

10.18	(4)	Form of 2012 Subscription Agreement

10.19	(4)	Form of 2012 Registration Rights Agreement

10.20	(4)	Form of 2012 Warrant

10.21	(5)	Facility Agreement dated December 10, 2012

10.22	(5)	Security Agreement dated December 10, 2012 entered into by the Company

10.23	(5)	Security Agreement dated December 10, 2012 entered into by Standard Gold

10.24	(5)	Pledge Agreement dated December 10, 2012 entered into by the Company

10.25	(5)	Form of RMB Warrant

10.26	(6)	Consulting Agreement dated December 17, 2012 entered into by the Company and Antibes International Corp.

10.27	(8)	Consulting Agreement between the Company and Joe Wilkins

10.28	(9)	Form of February 2013 Registration Rights Agreement

14.1	(7)	Code of Ethics

16.1	(1)	Letter from Bernstein & Pinchuk

21	(2)	List of Subsidiaries

23.1	**	Consent of Peterson Sullivan LLP

23.2	*	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1		Power of Attorney (Included on signature page)

101.INS		XBRL Instance Document

101.SCH		XBRL Taxonomy Extension Schema Document

101.CAL		XBRL Taxonomy Extension Calculation Linkbase

101.DEF		XBRL Taxonomy Extension Definition Linkbase

101.LAB		XBRL Taxonomy Extension Labels Linkbase

101.PRE		XBRL Taxonomy Extension Presentation Linkbase

*	To be filed by amendment
**	Filed herewith
(1)	Incorporated by reference to the Form S-1/A, filed with the SEC on December 18, 2012
(2)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on July 22, 2011
(3)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on October 6, 2011
(4)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on November 20, 2012
(5)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on December 12, 2012
(6)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on December 17, 2012
(7)	Incorporated by reference to the Annual Report on Form 10-K, filed with the SEC on February 27, 2012
(8)	Incorporated by reference to the Form S-1/A, filed with the SEC on March 27, 2013
(9)	Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on February 4, 2013